UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

INNOVATE Corp.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

INNOVATE Corp. 295 Madison Avenue, 12th Fl New York, NY 10017

Notice of 2025 Annual Meeting
and
Proxy Statement

INNOVATE Corp. 295 Madison Avenue, 12th Fl New York, NY 10017

April 28, 2025
Dear INNOVATE Corp. Stockholder:

It is our pleasure to invite you to participate in the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting” or the “Annual Meeting”) of INNOVATE Corp., a Delaware corporation (“INNOVATE” or the “Company”). We will hold the 2025 Annual Meeting on Thursday, June 12, 2025, at 11:00 a.m. Eastern Time. This year’s Annual Meeting will be a completely “virtual meeting” of stockholders. You will be able to attend the Annual Meeting, vote and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/VATE2025. You will need the 16 digit control number on your notice or proxy card to participate in the Annual Meeting. Online check-in will begin at 10:45 a.m. (Eastern), on June 12, 2025. Once admitted, you may participate in the Annual Meeting and vote during the Annual Meeting by following the instructions that will be available on the Annual Meeting website.

The items to be considered and voted on at the 2025 Annual Meeting are described in the Notice of 2025 Annual Meeting of Stockholders and are more fully addressed in our proxy materials accompanying this letter. We encourage you to read all of these materials carefully and then to vote using the enclosed proxy card.

We are furnishing our proxy materials via the Internet. Providing our proxy materials to stockholders electronically allows us to “be green” by conserving natural resources and reducing our printing and mailing costs related to the distribution of the proxy materials. To ensure your representation at the 2025 Annual Meeting, we urge you to cause your shares to be voted (i) via the Internet at www.proxyvote.com, (ii) by telephone by following the instructions on the Notice of Internet Availability of Proxy Materials (the “Notice”) that you received in the mail and that is also provided on that website, or, (iii) if you have requested a paper copy of the proxy materials and the proxy card by mail, by signing, voting and returning your proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. For specific instructions on how to vote your shares, please review the instructions for each of these voting options that are detailed in the Notice and in the accompanying Proxy Statement.

The Notice and Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2024, (the “2024 Annual Report”) are available for viewing and printing under the “Investor Relations-Stock Information-Proxy Materials” section of our website at www.innovatecorp.com. You may also obtain these materials at www.proxyvote.com and the U.S. Securities and Exchange Commission website at www.sec.gov. These materials were first sent or made available to stockholders on our website on or about April 28, 2025. Any stockholder may, at no cost to the stockholder, request to receive proxy materials in printed form by mail or electronically by e-mail. To ensure timely delivery, please be sure to complete this request by May 29, 2025. If you would like to receive a printed or e-mail copy of the proxy materials, you should follow the instructions for requesting such materials in the Notice. You will not otherwise receive a printed or e-mail copy of the proxy materials.

If you have any questions about the proposals to be voted on, please call INNOVATE’s Investor Relations Department at 212-235-2691.

Thank you for your continued support and interest in INNOVATE. We look forward to your participation at the 2025 Annual Meeting on Thursday, June 12, 2025.

Very truly yours,

Avram A. Glazer	Paul K. Voigt
Chairman of the Board	Interim Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 12, 2025
The proxy statement and the 2024 Annual Report are available at www.innovatecorp.com (Investor Relations-Stock Information-Proxy Materials). You may also obtain these materials at www.proxyvote.com and the U.S. Securities and Exchange Commission (“SEC”) website at www.sec.gov.

INNOVATE Corp. 295 Madison Avenue, 12th Fl New York, NY 10017

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS
To be Held on Thursday, June 12, 2025, at 11:00 a.m. Eastern Time

April 28, 2025
To our Stockholders:

INNOVATE Corp., a Delaware corporation (“INNOVATE” or the “Company”) will hold its 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting” or the “Annual Meeting”) on Thursday, June 12, 2025, at 11:00 a.m. Eastern Time. The 2025 Annual Meeting will be held solely by remote communication, in a virtual meeting format. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/VATE2025, at the meeting date and time described in the accompanying proxy statement. You will not be able to attend the 2025 Annual Meeting in person. You will need the 16 digit control number on your notice or proxy card to participate in the Annual Meeting. Beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank or other nominee that holds their shares. Online check-in will begin at 10:45 a.m. (Eastern), on June 12, 2025. Once admitted, you may participate in the meeting and vote during the Annual Meeting by following the instructions that will be available on the meeting website.

At the 2025 Annual Meeting, holders of the shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), Series A-3 Convertible Participating Preferred Stock, par value $0.001 per share (the “Series A-3 Preferred Stock”), and Series A-4 Convertible Participating Preferred Stock, par value $0.001 per share (the “Series A-4 Preferred Stock”, together with the Series A-3 Preferred Stock, the “Preferred Stock”), in each case, outstanding and entitled to vote as of the close of business on April 21, 2025, the record date for voting at the Annual Meeting (the “Record Date”), will be asked to vote upon the following proposals:

1.    To elect the four nominees identified in the accompanying proxy statement (the “Proxy Statement”), each to hold office until the 2026 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified (the “Election Proposal”).

2.    To approve, on a non-binding, advisory basis, the compensation of our named executive officers (the “Say on Pay Vote”).

3.    To recommend, on a non-binding, advisory basis, whether the Say on Pay Vote should be held every one, two or three years (the “Say on Frequency Vote”).

4.    To ratify the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 (the “Accounting Firm Proposal”).

5.    To consider and take action upon any other business that may properly come before the 2025 Annual Meeting or any continuations, postponements or adjournments thereof.

Only stockholders of record of Common Stock and Preferred Stock outstanding and entitled to vote as of the close of business on the Record Date are entitled to notice of, and to vote at, the 2025 Annual Meeting and any continuations, postponements or adjournments thereof. The list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder entitled to vote at the meeting, for any purpose germane to the Annual Meeting, for a period of 10 days prior to the 2025 Annual Meeting by email request during ordinary business hours to the Office of the Corporate Secretary of INNOVATE at corpsec@innovatecorp.com.

Your vote is very important. We appreciate your taking the time to vote promptly. After reading the accompanying Proxy Statement, please cause your shares to be voted at your earliest convenience to ensure the presence of a quorum. As described in the Notice of Internet Availability of Proxy Materials, your shares may be voted over the Internet, by telephone, or, if you have requested a paper copy of the proxy materials and the proxy card by mail, by completing, signing and returning the proxy card in the postage pre-paid envelope accompanying the proxy materials.

The Board of Directors of INNOVATE recommends that stockholders vote as follows:

Voting Matter		Board Vote Recommendation	Page Reference For More Information
Proposal 1	Election of Directors	FOR each nominee	8
Proposal 2	Advisory vote on compensation of our named executive officers (“Say on Pay Vote”)	FOR	30
Proposal 3	Advisory vote on frequency of holding Say on Pay Votes (“Say on Frequency Vote”)	EVERY ONE YEAR	31
Proposal 4	Ratification of appointment of independent registered public accounting firm	FOR	32
If you have any questions about the proposals to be voted on, please call INNOVATE’s Investor Relations Department at 212-235-2691.
YOUR VOTE IS VERY IMPORTANT. PLEASE CAUSE YOUR SHARES TO BE VOTED AS PROMPTLY AS POSSIBLE BY USING THE INTERNET OR TELEPHONE OR, IF YOU HAVE REQUESTED A PAPER COPY OF THE PROXY MATERIALS AND THE PROXY CARD BY MAIL, BY COMPLETING, SIGNING AND RETURNING THE PROXY CARD IN THE ENVELOPE PROVIDED WITH YOUR PROXY MATERIALS, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO DECIDE TO ATTEND THE 2025 ANNUAL MEETING MAY, IF THEY SO DESIRE, REVOKE THEIR PROXIES AND VOTE THEIR SHARES AT THE MEETING.
AS DESCRIBED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS, COPIES OF THE PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2024 ARE AVAILABLE AT WWW.INNOVATECORP.COM (INVESTOR RELATIONS-STOCK INFORMATION-PROXY MATERIALS). YOU MAY ALSO OBTAIN THESE MATERIALS AT WWW.PROXYVOTE.COM AND THE U.S. SECURITIES AND EXCHANGE COMMISSION (“SEC”) WEBSITE AT WWW.SEC.GOV.

By Order of the Board of Directors,

Michael J. Sena Chief Financial Officer and Corporate Secretary

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INNOVATE Corp. 295 Madison Avenue, 12th Fl New York, NY 10017

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 12, 2025

GENERAL INFORMATION ABOUT THE 2025 ANNUAL MEETING

This proxy statement (this “Proxy Statement”) is furnished in connection with the solicitation of proxies by our Board of Directors (the “Board” or the “Board of Directors”) for use at the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting” or the “Annual Meeting”) to be held on Thursday, June 12, 2025, at 11:00 a.m. Eastern Time, and any continuations, postponements or adjournments thereof. As used in this Proxy Statement, the terms “INNOVATE,” the “Company,” “we,” “us” and “our” mean INNOVATE Corp., a Delaware corporation, and its subsidiaries unless the context indicates otherwise.

How do I attend the 2025 Annual Meeting?

The 2025 Annual Meeting will be held on Thursday, June 12, 2025, at 11:00 a.m. Eastern Time. The 2025 Annual Meeting will be held solely by remote communication, in a virtual meeting format. Registered stockholders will be able to participate in the 2025 Annual Meeting online by visiting www.virtualshareholdermeeting.com/VATE2025, where you will be able to vote electronically and submit questions. You will not be able to attend the 2025 Annual Meeting in person. You will need the 16 digit control number on your notice or your proxy card to participate in the Annual Meeting.

How can I participate and ask questions at the 2025 Annual Meeting?

In order to submit a question at the 2025 Annual Meeting, you will need your 16 digit control number that is printed on the notice or proxy card that you received in the mail, or via email if you have elected to receive material electronically. You may log in 15 minutes before the start of the 2025 Annual Meeting and submit questions online. If you would like to submit a question during the 2025 Annual Meeting, once you have logged into the webcast, simply click on the “Q&A” icon on the screen, type in your question, then click “Send” to submit. You can submit a question up until the time we indicate that the question-and-answer session is concluded.

What if I have technical or other “IT” problems logging into or participating in the 2025 Annual Meeting webcast?

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection. Stockholders are encouraged to log into the webcast at least 15 minutes prior to the start of the meeting to test their Internet connectivity. If you experience technical difficulties during the check-in process, call one of the appropriate numbers noted at the top of the login page.

What documentation must I provide to vote online at the 2025 Annual Meeting?

If you are a stockholder of record and provide your 16 digit control number when you access the meeting, you may vote all shares registered in your name during the 2025 Annual Meeting webcast. If you are not a stockholder of record as to any of your shares (i.e., instead of being registered in your name, all or a portion of your shares are registered in “street name” and held by your broker, bank or other institution for your benefit), you must follow the instructions provided by the broker, bank or other nominee that holds your shares.

Why am I receiving proxy materials?

The Board of Directors of INNOVATE Corp. (the “Board of Directors”) has made these materials available to you over the internet, or has delivered printed versions of these materials to you by mail in connection with the Board of Directors’ solicitation of proxies for use at the 2025 Annual Meeting, and any continuations, postponements or adjournments thereof. The proxy materials include our Notice of 2025 Annual Meeting of Stockholders of INNOVATE Corp., this Proxy Statement, the proxy card and our Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Annual Report”). The proxy materials include detailed information about the matters that will be discussed and voted on at the 2025 Annual Meeting and furnish you with the information you need in order to vote, whether or not you participate in the 2025 Annual Meeting.

INNOVATE expects to mail the Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record entitled to vote at the 2025 Annual Meeting on or about April 28, 2025.

Can I access these proxy materials on the Internet?

Yes. This Proxy Statement and the 2024 Annual Report are available free of charge under the “Investor Relations-Stock Information-Proxy Materials” section of our website at www.innovatecorp.com. You may also obtain these materials at www.proxyvote.com and the U.S. Securities and Exchange Commission (“SEC”) website at www.sec.gov.

Who can vote?

Stockholders who owned the Company’s common stock, par value $0.001 per share (the “Common Stock”), Series A-3 Convertible Participating Preferred Stock, par value $0.001 per share (“Series A-3 Preferred Stock”), and Series A-4 Convertible Participating Preferred Stock, par value $0.001 per share (“Series A-4 Preferred Stock” and, together with the Series A-3 Preferred Stock, the “Preferred Stock”), as of the close of business on April 21, 2025, the record date for voting at the 2025 Annual Meeting (the “Record Date”), are entitled to vote at the 2025 Annual Meeting.

How many votes do I have?

Each share of Common Stock outstanding on the Record Date entitles the holder thereof to one vote, without cumulation, on each matter to be voted upon at the 2025 Annual Meeting, as further described in this Proxy Statement. Holders of Preferred Stock will vote together as a single class with holders of Common Stock, on an as-converted basis, with respect to all matters before the 2025 Annual Meeting.

As of the Record Date for the 2025 Annual Meeting, there were (i) 13,283,218 shares of Common Stock outstanding and entitled to vote, (ii) 6,125 shares of Series A-3 Preferred Stock, equal to 259,212 shares of Common Stock on an as-converted basis and (iii) 10,000 shares of Series A-4 Preferred Stock, equal to 290,672 shares of Common Stock on an as-converted basis. Therefore, as of the Record Date, there were a total of 13,833,102 shares of Common Stock (including the Preferred Stock on an as-converted basis) outstanding and entitled to vote.

How can I vote my shares

Whether or not you plan to participate in the 2025 Annual Meeting, we urge you to vote by proxy. If you vote by proxy, the individuals named on the proxy card, or your “proxies,” will vote in the manner you indicate. If you submit a proxy but do not indicate any voting instructions, your votes will be voted in accordance with the Board’s recommendations. Voting by proxy will not affect your right to participate in the 2025 Annual Meeting.

VIA THE INTERNET (www.proxyvote.com)
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 11, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

BY TELEPHONE (1-800-690-6903)
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 11, 2025. Have your proxy card in hand when you call and then follow the instructions.

DURING THE ANNUAL MEETING
( www.virtualshareholdermeeting.com/VATE2025)
You may attend the Annual Meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow on your proxy card available and follow the instructions.

How Does the Board Recommend that I Vote on the Proposals?

Voting Matter		Board Vote Recommendation	Page Reference For More Information
Proposal 1	Election of Directors	FOR each nominee	8
Proposal 2	Advisory vote on compensation of our named executive officers (“Say on Pay Vote”)	FOR	30
Proposal 3	Advisory vote on frequency of holding Say on Pay Votes (“Say on Frequency Vote”)	EVERY ONE YEAR	31
Proposal 4	Ratification of appointment of independent registered public accounting firm	FOR	32
If any other matter is presented at the 2025 Annual Meeting, your proxy provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her discretion. As of the time this Proxy Statement was filed, we knew of no matters that need to be acted on at the 2025 Annual Meeting, other than those described in this Proxy Statement.

May I change or revoke my proxy?

You may change or revoke your previously submitted proxy at any time before the 2025 Annual Meeting or, if you participate in the 2025 Annual Meeting virtually, at the 2025 Annual Meeting.

If you hold your shares as a record holder, you may change or revoke your proxy in any one of the following ways:

•by re-voting at a subsequent time by Internet or by telephone as instructed above;

•by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above; or

•by voting during the 2025 Annual Meeting.

You may also revoke your proxy by delivering a signed revocation letter to Michael J. Sena, the Company’s Corporate Secretary, at 295 Madison Avenue, 12th Floor, New York, NY 10017 before the 2025 Annual Meeting, which states that you have revoked your proxy. If you intend to revoke your proxy by providing such written notice, we advise that you also send a copy via email to corpsec@innovatecorp.com.

Your latest dated proxy card, Internet or telephone vote is the one that is counted.

If your shares are held in the name of a bank, broker or other nominee, you may change your voting instructions by following the instructions of your bank, broker or other nominee.

What if I receive more than one Notice or proxy card?

You may receive more than one Notice or, if you have requested proxy materials, more than one proxy card, if you hold shares of our Common Stock or Preferred Stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will my shares be voted if I do not vote or instruct my nominee how to vote?

If your shares are registered in your name, they will not be voted if you do not vote by Internet, by telephone or by completing, signing and returning your proxy card, if you have requested printed proxy materials, or during the 2025 Annual Meeting, as described above under “How Do I Vote?”

With respect to shares held in street name, your bank, broker or other nominee generally has the discretionary authority to vote uninstructed shares on “routine” matters, but cannot vote such uninstructed shares on “non-routine” matters. A “broker non-vote” will occur if your bank, broker or other nominee cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your bank, broker or other nominee chooses not to vote on a matter for which it does have discretionary voting authority. The Election Proposal, the Say on Pay Vote and the Say on Frequency Vote are considered non-routine matters under applicable rules, and, therefore, your bank, broker or other nominee does not have discretionary authority to vote your uninstructed shares on such matters. The Accounting Firm Proposal is considered to be a routine matter and therefore, if you do not return voting instructions to your broker, your shares may be voted by your broker in its discretion. Therefore, if you hold your shares in street name, it is critical that you instruct your bank, broker or other nominee how to vote if you want your vote to be counted.

What vote is required to approve each proposal and how are votes counted?

With respect to the Election Proposal, in an uncontested election of directors, the Fourth Amended and Restated By-Laws of the Company (the “By-Laws”) provide that directors will be elected by a majority of the votes cast at the 2025 Annual Meeting by the holders of the Common Stock and Preferred Stock, voting as a single class (with the Preferred Stock voting on an as-converted basis). This means that the number of shares voted FOR each nominee must exceed 50% of the votes cast with respect to that nominee. Voting stockholders may vote either FOR any or all of these nominees or AGAINST any or all of these nominees. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

With respect to the Say on Pay Vote and the Say on Frequency Vote, the favorable vote of the holders of a majority Common Stock and Preferred Stock, voting as a single class (with the Preferred Stock voting on an as-converted basis), present in person or by proxy at the 2025 Annual Meeting will constitute the stockholders’ approval of the proposals, which will be non-binding. Abstentions will have the same effect as a vote AGAINST these proposal and broker non-votes will have no effect on the outcome of the proposals.

With respect to the Accounting Firm Proposal, the favorable vote of the holders of a majority Common Stock and Preferred Stock, voting as a single class (with the Preferred Stock voting on an as-converted basis), present in person or by proxy at the 2025 Annual Meeting will constitute the stockholders’ approval of this proposal. Abstentions will have the same effect as a vote AGAINST this proposal and broker non-votes will have no effect on the outcome of this proposal. Your nominee will have discretionary authority to vote your shares if you do not provide instructions as to how your shares should be voted on this proposal.

What are the costs of soliciting these proxies?

We will pay all of the costs of soliciting these proxies. Our directors, officers and employees may solicit proxies in person or by e-mail or other electronic means or by telephone. We will pay these directors, officers and employees no additional compensation for these services. We will ask banks, brokers and other nominees to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their reasonable, out-of-pocket expenses.

What constitutes a quorum for the 2025 Annual Meeting?

The presence online at the 2025 Annual Meeting or by proxy, of the holders of a majority of the voting power of the capital stock of INNOVATE entitled to vote at the 2025 Annual Meeting is necessary to constitute a quorum at the 2025 Annual Meeting. Proxies that abstain on one or more proposals and broker non-votes will be deemed present for purposes of determining whether a quorum exists for all proposals to be voted on at the meeting. A quorum is necessary before business may be transacted at the 2025 Annual Meeting except that, even if a quorum is not present, with respect to some or all matters to be voted upon, the chairman of the 2025 Annual Meeting or the holders of shares having a majority of the voting power present online at the 2025 Annual Meeting or by proxy, with respect to the matter or matters to be voted upon, shall have the power to adjourn the 2025 Annual Meeting, from time to time until a quorum is present with respect to such matter or matters to be voted upon. As of the Record Date, there were a total of 13,833,102 shares of Common Stock (including the Preferred Stock on an as-converted basis) outstanding and entitled to vote. Thus, the holders of 6,916,551 shares of Common Stock or its equivalents must be present online at the 2025 Annual Meeting or represented by proxy at the 2025 Annual Meeting to have a quorum for the transaction of business.

BUSINESS HIGHLIGHTS

Since the beginning of fiscal year 2024 our management team, including our named executive officers, oversaw the following significant developments of the Company.
Rights Offering and Concurrent Private Placement
On March 8, 2024, the Company commenced a $19.0 million rights offering (“Rights Offering”). Pursuant to the Rights Offering, the Company distributed to each holder of the Common Stock, the Preferred Stock and the Company’s 2026 Convertible Notes as of March 6, 2024 (the “rights offering record date”), transferable subscription rights to purchase 2.86 shares of Common Stock at a price of $7.00 per whole share.

Under an investment agreement the Company entered into with Lancer Capital in connection with the Rights Offering (the "Investment Agreement"), the Rights Offering was backstopped by Lancer Capital, an investment fund led by Avram A. Glazer, the Chairman of the Board and the Company’s largest stockholder. Due to limitations on the Common Stock that could be issued to Lancer Capital under the rules of the New York Stock Exchange (“NYSE”), in lieu of exercising its rights under the Rights Offering, and pursuant to the Investment Agreement, Lancer Capital agreed to purchase up to $19.0 million of the Company’s newly issued Series C Non-Voting Participating Convertible Preferred Stock (the “Series C Preferred Stock”), for an issue price of $1,000 per share. In connection with the backstop commitment, and as a result of limitations in the amount of Common Stock that can be raised under the Company’s effective shelf registration statement on Form S-3, Lancer Capital also agreed to purchase an additional $16.0 million of Series C Preferred Stock in a private placement transaction ("Concurrent Private Placement") which was to close concurrently with the settlement of the Rights Offering. Lancer Capital did not receive any compensation or other consideration for entering into or consummating transactions contemplated by the Investment Agreement.

As the Rights Offering had not yet settled by March 28, 2024, in accordance with the Investment Agreement, Lancer Capital purchased $25.0 million of Series C Preferred Stock, referred to as the "equity advance." On April 24, 2024, the Company completed and closed on the Rights Offering and issued a total of 530,611 shares of Common Stock for $3.7 million. Based on the number of shares of Common Stock actually sold upon exercise of the rights to third party investors, there were no excess shares of Series C Preferred Stock purchased by Lancer Capital under the equity advance that the Company was required to redeem, and Lancer Capital purchased an additional approximately 6,286 Series C Preferred Stock for $6.3 million under the backstop commitment. In total, the Company received $35.0 million in aggregate gross proceeds from the Rights Offering and Concurrent Private Placement and incurred $1.8 million in dealer manager fees and other related costs. In addition, as a result of the closing of the Rights Offering and Concurrent Private Placement, a mandatory prepayment was required on the subordinated unsecured promissory note to Continental General Insurance Company (the “CGIC Unsecured Note”), and consequently, on April 26, 2024, INNOVATE redeemed $4.1 million of the CGIC Unsecured Note.

Under the rules of the NYSE, because the shares purchased by Lancer Capital were greater than 20% of the Company's Common Stock outstanding before the issuance of the Series C Preferred Stock, those shares of Series C Preferred Stock were not allowed to be converted into Common Stock until stockholder approval of such issuance was obtained. On June 18, 2024, the Company held its 2024 annual stockholder meeting where Company's stockholder's approved the conversion of the Series C

Preferred Stock into Common Stock. As a result, approximately 31,286 shares of Series C Preferred Stock, which were held by Lancer Capital, were converted into 4,469,390 shares of Common Stock.

Reverse Stock Split

On August 8, 2024, the Company effected a 1-for-10 reverse stock split of its issued and outstanding Common Stock (the “Reverse Stock Split”) following stockholder approval. The Reverse Stock Split became effective at 5:00 p.m. Eastern Standard Time. The Reverse Stock Split was implemented for the primary purpose of regaining compliance with the minimum bid price requirement for continued listing of the Common Stock on the NYSE. As a result of the Reverse Stock Split, every ten shares of the Common Stock issued and outstanding were automatically reclassified and changed into one new share of the Common Stock, with whole shares issued for fractional shares. Proportionate adjustments were made to the exercise prices and the number of shares underlying the Company’s outstanding equity awards, as applicable, as well as to the number of shares issuable under the Company’s equity incentive plans and conversion of the Company’s outstanding convertible securities. The Common Stock issued pursuant to the Reverse Stock Split remained fully paid and non-assessable. The Reverse Stock Split did not change the $0.001 par value per share of the Common Stock or the authorized number of shares of Common Stock or preferred stock. As a result of the Reverse Stock Split, the number of outstanding shares of Common Stock was reduced from 130,529,931 to 13,166,057, inclusive of an additional 113,064 incremental whole shares issued for fractional shares.

2024 Corporate Performance Highlights
We believe that a skilled and motivated team of senior executives is essential to achieving positive results and implementing our business objectives. We have continued to structure our compensation program to provide our named executive officers and other senior executives with levels of compensation that we believe are necessary to retain their services and with incentives designed to achieve positive results and successfully implement our business objectives, in both the short and long term. As a result of the strong efforts by our current executive leadership team, we achieved a number of financial and strategic objectives during fiscal year 2024:

•DBM Global Inc. (“DBM Global”) grew gross margin to 17.8% for the full year ending December 31, 2024, an expansion of approximately 320 basis points year-over-year. Reported backlog was $957.2 million as of December 31, 2024. Additionally, on June 28, 2024, DBM and UMB entered into the Third Amendment to the UMB Credit Agreement, which added an incremental separate term loan of $25.0 million to the existing credit facility, with the same interest rate as the Revolving Line with UMB and the same maturity date as the initial UMB term loan which had an outstanding balance of $74.6 million as of December 31, 2024. The incremental term loan was entered into primarily in connection with the redemption of the intercompany $41.8 million DBMG Series A Preferred Stock from DBM Global Intermediate Holdco Inc. (a 100% owned subsidiary of INNOVATE) on June 28, 2024, for $41.8 million in cash, which was remitted to INNOVATE, the effects of which were eliminated in consolidation.

•Pansend Life Sciences, LLC generated significant momentum in the healthcare industry and is currently invested in five companies, marking recent key milestones for MediBeacon, Inc. (“MediBeacon”) and R2 Technologies, Inc. (“R2”) (aesthetic dermatology). In January 2025, the U.S. Food and Drug Administration (“FDA”) approved the MediBeacon® Transdermal GFR (“TGFR”) for assessment of the kidney function in patients with normal or impaired renal function. In February 2025, the National Medical Products Administration in China approved the MediBeacon® TGFR Monitor and TGFR Sensor for the assessment of kidney function in patients with normal or impaired renal function. R2 broke system unit sales records in North America every quarter in 2024, delivering strong year-over-year growth, including system unit sales growth of 238% in North America and record worldwide system unit sales growth of 182% year-over-year as it begins to expand into new markets globally, including Europe, the Middle East and South America, as well as large national spa chains throughout North America. Since launching its systems, R2 has surpassed 700 shipments worldwide and continues to build relationships with key distributors worldwide as it looks to capitalize on the dermatologic and aesthetic markets.

•HC2 Broadcasting Holdings Inc. (“Broadcasting”) owns and operates 256 stations that cover 113 designated market areas (“DMAs”). Broadcasting completed the purchase of five strategically placed Low Power Television licenses and stations that fill key DMAs as Broadcasting continues to build its nationwide footprint and expand spectrum-related revenue opportunities, including the conversion of certain stations to ATSC 3.0 for light housing and pursuit of new technologies for datacasting with a major mobile network operator. Broadcasting’s 2024 financial and operational success was driven by the strategic launch of new networks throughout the year and expanded coverage with existing customers.

•Subsequent to year end, on March 6, 2025, the maturity date of INNOVATE Corp.’s Revolving Line of Credit was extended to August 1, 2025, with all other terms substantially unchanged.

Stockholder Engagement
The Company is committed to active engagement and meaningful ongoing dialogue with our stockholders. The Company meets with stockholders, both in person and by teleconference, on an on-going basis to address matters that are important to them, including executive compensation, corporate governance and ESG responsibility. Feedback from these discussions provides the Company with important insights, which management shares with the Board. We believe that a culture of transparency with our stockholders will enable us to deliver sustainable, long-term value by ensuring that our objectives and vision for the Company are aligned.

EXECUTIVE COMPENSATION AND GOVERNANCE HIGHLIGHTS

The following is an overview of the highlights of our compensation and governance structure, and the fundamental compensation and governance policies and practices we do and do not use.

WHAT WE DO		WHAT WE DON’T DO
✓	Separation of the roles of Chairman of the Board and Chief Executive Officer (“CEO”)	✗	No excise tax gross-ups upon a change in control
✓	Majority voting for directors in uncontested elections	✗	No hedging activities by our executives and directors, with pledging only permitted under limited circumstances.
✓	Actively engage with stockholders and act on stockholder feedback	✗	No defined benefit or supplemental retirement plans
✓	Use of performance-based compensation to align the interests of our executives and stockholders	✗	No perquisites or other personal benefits to executive officers that are not available to all employees
✓	Minimum Vesting Requirement - one year from the date an award is made	✗	No dividends on unvested equity awards until, and only to the extent that, those awards vest
✓	Double-Trigger Vesting - a “change in control” must also be accompanied by a qualifying termination to trigger acceleration of vesting	✗	No repricing or buyouts of underwater options or SARs
✓	Engage an independent compensation consultant to review and provide recommendations regarding our executive compensation program	✗	No liberal recycling provisions or “evergreen” provisions in equity plans
✓	Stock option exercise prices and stock appreciation right (“SAR”) grant prices at or above the fair market value on the grant date
✓	Succession planning for our CEO
✓	Encourage continuing education for directors

ELECTION OF DIRECTORS

(PROPOSAL 1)
The size of our Board is determined by resolution of the Board, subject to the requirements of our Third Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) and Fourth Amended and Restated By-laws (the “By-Laws”). Our Board currently consists of the following four directors: Avram A. Glazer, Warren H. Gfeller, Brian S. Goldstein and Amy M. Wilkinson, each of whom is nominated for election at the 2025 Annual Meeting.
The Board will continue to evaluate the size of the Board and make adjustments as needed to meet the current and future needs of the Company.
At the recommendation of the Nominating and Governance Committee, our Board has nominated the following four individuals for election as a director at the 2025 Annual Meeting, to hold office until the 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) and until his or her successor is duly elected and qualified: Avram A. Glazer, Warren H. Gfeller, Brian S. Goldstein and Amy M. Wilkinson. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal.
If you vote by proxy, the proxy holders will vote your shares in the manner you indicate. If you properly submit a proxy, but do not indicate any voting instructions, the named proxy holders will vote the shares of the Common Stock and Preferred Stock represented thereby for the election as directors of the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our directors.
Each nominee has consented to be named in this Proxy Statement, and we expect each nominee to be able to serve if elected. If any nominee is unable to serve or for good cause will not serve as a director, it is intended that proxies will be voted for a substitute nominee designated by the Board, or, in the discretion of the Board, the Board may elect to reduce its size.
Pursuant to our By-Laws, written notice by stockholders of qualifying nominations for election to our Board of Directors must have been received by our Corporate Secretary by February 13, 2025. We did not receive any such nominations, and no other nominations for election to our Board may be made by stockholders at the Annual Meeting.
Vote Required
Each nominee is to be elected by a majority of the votes cast at the 2025 Annual Meeting by holders of the Common Stock and Preferred Stock voting as a single class (with the Preferred Stock voting on an as-converted basis). Abstentions and broker non-votes will have no effect on the outcome of the election of the directors.

BOARD RECOMMENDATION
The Board unanimously recommends a vote “FOR” the election of Messrs. Glazer, Gfeller and Goldstein and Ms. Wilkinson as directors.

BOARD OF DIRECTORS
Information Regarding Directors
Set forth below is certain information with respect to our nominees for election as directors at the 2025 Annual Meeting, all of whom are current directors of the Company. This information has been provided by each director or director nominee at the request of the Company. None of the directors or director nominees is related to any other director or director nominee or to any executive officer of the Company. Each of the director nominees has been nominated by our Board for election at the 2025 Annual Meeting, to hold office until the 2026 Annual Meeting and until his or her successor is duly elected and qualified.
Director Nominees

Name	Age	Independent	Committee Membership	Director Since
Avram A. Glazer	64	Yes	Nominating and Governance Committee (Chair)	2020
Warren H. Gfeller	72	Yes	Audit Committee, Compensation Committee (Chair), and Nominating and Governance Committee	2016
Brian S. Goldstein	64	Yes	Audit Committee (Chair), Compensation Committee, and Nominating and Governance Committee	2022
Amy M. Wilkinson	52	Yes	Audit Committee and Compensation Committee	2022

Avram A. Glazer, Chairman of the Board Age: 64 Director Since: 2020

Mr. Glazer has served as a director, and as Chairman of the Board, of INNOVATE since May 2020. He is also Chairman of the Nominating and Governance Committee. Mr. Glazer is the principal of Lancer Capital LLC (“Lancer Capital”) and currently serves as Executive Co-Chairman and Director of Manchester United Plc (NYSE: MANU). Mr. Glazer served as President and Chief Executive Officer of Zapata Corporation, a U.S. public company, from March 1995 to July 2009 and Chairman of the Board of Zapata Corporation from March 2002 to July 2009. He was also previously Chairman and Chief Executive Officer of both Safety Components International and Omega Protein Corporation and a member of the board of directors of Specialty Equipment Corporation. Mr. Glazer received a business degree from Washington University in St. Louis in 1982. He received a law degree from American University, Washington College of Law in 1985.

Warren H. Gfeller Age: 72 Director Since: 2016
Mr. Gfeller has served as a director of INNOVATE since June 2016, served as interim non-executive Chairman of the Board from April 1, 2020 through May 13, 2020 and is a member of the Audit and Nominating and Governance Committees and Chairman of the Compensation Committee. He also served as a director of Global Marine Holdings, LLC, a majority owned subsidiary of INNOVATE from June 2018 through March 2020. Mr. Gfeller served as member of the board of directors of Gardner Bancshares, Inc. from 1992 through 2025, where he served as Chairman of the Strategic Planning Committee, Chairman of the Governance Committee, and as a member of the Audit Committee. Mr. Gfeller served as a member of the board of directors of Crestwood Equities Partners LP (NYSE: CEQP) from 2013 through 2023, where he served as Lead Director and Chairman of the Nominating and Governance Committee, and where he previously served as Chairman of the Compensation Committee and as a member of the Finance Committee. He has served as the Commissioner of the Kansas Department of Wildlife and Parks since 2019 and was reappointed by the U.S. Secretary of Agriculture to the U.S. Agricultural Trade Advisory Committee (ATAC) for a second four-year term beginning January 2025. He served as Lead Director and as a member of the Compensation Committee of Crestwood Midstream Partners LP from 2013 until its merger with Crestwood Equities Partners LP in November 2015. Mr. Gfeller served as Lead Director and Chairman of the Audit Committee of Inergy Holdings, L.P. from 2001 to 2013, Inergy Midstream Partners from 2011 to 2013 and Inergy Holdings GP LLC from 2005 to 2011. Mr. Gfeller served as Lead Director, Chairman of the Audit Committee and as a member of the Compensation Committee of Zapata Corporation from 1997 to 2009, and as Chairman of the Board and a member of the Audit Committee of Duckwall-Alco Stores, Inc. from 2003 to 2009. Mr. Gfeller also served as a director of Houlihan’s Restaurant Group from 1993 to 1998 and as a director of Synergy Gas, Inc. from 1992 to 1995. He also served as President and Chief Executive Officer of Ferrellgas, Inc. (now Ferrellgas Partners LP (NYSE: FGP)) (“Ferrellgas”), a retail and wholesale marketer of propane and other natural gas liquids from 1986 to 1991, and as a Director from 1987 to 1991. Mr. Gfeller began his career with Ferrellgas in 1983, as an executive vice president and financial officer. Prior to joining Ferrellgas, Mr. Gfeller was the Chief Financial Officer of Energy Sources, Inc. from 1978 to 1983 and a Certified Public Accountant at Arthur Young & Co. from 1974 to 1978. Mr. Gfeller received a Bachelor of Arts degree from Kansas State University.

Brian S. Goldstein Age: 64 Director Since: 2022
Mr. Goldstein has served as a director of INNOVATE since June 2022 and is a member of the Compensation and Nominating and Governance Committees and Chairman of the Audit Committee. He has also served as a director, Chairman of the Audit Committee and member of the Compensation Committee of DBM Global Inc., a majority-owned subsidiary of the Company since October 2021. Mr. Goldstein is a veteran tax professional with over 35 years of experience who retired as a partner of PricewaterhouseCoopers, LLP (“PWC”) in July 2021 after more than 25 years at the firm. In that time, he built PwC’s U.S. Indirect Tax practice, led the firm’s State and Local Tax services for the communications sector and ran a global data analytics program. He worked with some of the firm’s largest, most complex and diverse clients, including many Fortune 500 and midcap companies, on a variety of tax matters. He earned a Juris Doctorate from Emory University School of Law and a Bachelor of Science in Business Administration and Finance from the University of Buffalo.

Amy M. Wilkinson Age: 52 Director Since: 2022

Ms. Wilkinson has served as a director of INNOVATE since August 2022 and is a member of the Audit and Compensation Committees. Ms. Wilkinson is the founder and CEO of Ingenuity, an innovation advisory firm for companies of all sizes, including several Fortune 500 clients. Ms. Wilkinson has also served as a member of the Board of Directors of Hut 8 Corp. (f/k/a U.S. Data Mining Group, Inc.) (NASDAQ: HUT) since 2022 and served as a Board Member and Observer at consumer technology company Grover from 2019 through 2023. In addition, she is a Lecturer in Management at Stanford Graduate Business School and is the author of the global bestseller “The Creator’s Code: The Six Essential Skills of Extraordinary Entrepreneurs.” She was previously a public policy scholar at the Woodrow Wilson International Center for Scholars, and prior to that, she served as White House Fellow and Senior Policy Advisor to the U.S. Trade Representative. She also held leadership roles at McKinsey & Company, J.P. Morgan, and as founder of Alegre, an international export company. She earned her Bachelor of Arts in Political Science and English and her Master of Arts in Sociology from Stanford University and received her MBA from Stanford University Graduate School of Business.

Analysis of Our Directors in Light of Our Business
We are a diversified holding company with three reportable operating segments based on management’s organization of the enterprise: Infrastructure, Life Sciences and Spectrum, plus our Other segment, which includes businesses that do not meet the separately reportable segment thresholds. We believe our Infrastructure, Life Sciences and Spectrum segments are well positioned to take advantage of current trends in today’s economy and that there is opportunity to build value organically and inorganically in these three segments. We will consider opportunities outside of these businesses in the longer term to acquire and invest in businesses with attractive assets that we consider to be undervalued or fairly valued.
Our Board has considered the experience, qualifications, attributes and skills of its members in light of our business and structure. In addition, our Board has considered, among other things, the importance of Board continuity, Board experience and Board stability. In particular, with respect to each of our current directors, the Board considered:
•Mr. Glazer’s significant holding company and operational expertise, track record of leading a public company and creating stockholder value, as well as his service and leadership on multiple boards of directors of both public and private companies.

•Mr. Gfeller’s experience in the energy industry and prior experience in various executive positions, as well as his service on the boards of directors of publicly traded companies, coupled with his extensive financial and accounting training and practice.
•Mr. Goldstein’s experience as a veteran tax professional with over 35 years of experience.
•Ms. Wilkinson’s business entrepreneurial and public policy experience as well as ongoing work with entrepreneurs and Fortune 500 companies.
Director Independence
Our Common Stock is listed on the NYSE under the symbol “VATE.” Under the corporate governance listing standards of the NYSE, at least a majority of the Company’s directors, and all of the members of the Company’s Audit Committee, Compensation Committee and Nominating and Governance Committee, must meet the test of “independence” as defined under the listing standards of the NYSE. The NYSE listing standards provide that to qualify as an “independent” director, in addition to satisfying certain bright-line criteria, the Board must affirmatively determine that a director has no relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. We have also adopted director independence standards included in our Guidelines (as defined in the section entitled “Corporate Governance Guidelines” beginning on page 13 of this Proxy Statement), which our Board uses to determine if a particular director is independent.
In addition to the independence standards discussed above, members of the Audit Committee must satisfy enhanced independence requirements established by the SEC and the NYSE for audit committee members. Specifically, members of the Audit Committee may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than their directors’ compensation and they may not be an affiliated person of the Company or any of its subsidiaries.
Finally, in affirmatively determining the independence of any director who will serve on the Compensation Committee, the Board must consider all factors specifically relevant to determining whether a director has a relationship to the Company that is material to that director’s ability to be independent from management in connection with the duties of a member of the Compensation Committee, including (1) the sources of compensation of the director, including any consulting, advisory or other compensatory fee paid by the Company to such director; and (2) whether the director is affiliated with the Company, its subsidiaries or its affiliates.
In February 2025, the Board undertook a review of director independence. During this review, the Board considered, among other things, relationships and transactions during the past three years between each director or any member of his or her immediate family, on the one hand, and the Company and its subsidiaries and affiliates, on the other hand. The purpose of the review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent as defined under the NYSE listing standards and our Guidelines, as well as the additional independence requirements applicable to Audit Committee and Compensation Committee members. Based on the review, our Board has affirmatively determined that Messrs. Glazer, Gfeller, and Goldstein and Ms. Wilkinson are independent directors under NYSE listing standards and our Guidelines and Messrs. Glazer, Gfeller, and Goldstein and Ms. Wilkinson are independent for purposes of serving on the Audit Committee, Compensation Committee and Nominating and Governance Committee, as applicable.
Board Committees
Our Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, each of which is composed entirely of independent directors as defined under the rules, regulations and listing qualifications of the NYSE. From time to time, our Board may also create additional committees for special purposes.

The table below provides membership information for each of the standing Board committees as of the date of this Proxy Statement:

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee
Avram A. Glazer+			C
Warren H. Gfeller*	✓	C	✓
Brian S. Goldstein*	C	✓	✓
Amy M. Wilkinson*	✓	✓
Number of Meetings Held During 2024	5	8	2

+	Chairman of the Board
*	Audit Committee financial expert
C	Committee Chair
Audit Committee and Audit Committee Financial Expert
The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). During the year ended December 31, 2024, the Audit Committee held five (5) meetings. The Audit Committee currently consists of Brian S. Goldstein (Chair), Warren H. Gfeller and Amy M. Wilkinson, each of whom is an independent director. Our Board has determined that each of Messrs. Goldstein and Gfeller and Ms. Wilkinson qualify as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC. The Board has considered the qualifications of the current members of the Audit Committee and has determined that they possess the skills necessary to review and analyze the Company’s financial statements and processes and to fulfill their other duties in accordance with the terms of the Audit Committee Charter.
The Audit Committee is responsible, among its other duties, for appointing, compensating and overseeing the Company’s independent registered public accounting firm, pre-approving all audit and non-audit services by the independent registered public accounting firm, reviewing the scope of the audit plan and the results of each audit with management and the independent registered public accounting firm, reviewing the Company’s internal audit function, reviewing the adequacy of the Company’s system of internal accounting controls and disclosure controls and procedures, reviewing the financial statements and other financial information included in the Company’s annual and quarterly reports filed with the SEC, and exercising oversight with respect to the Company’s code of conduct (the “Code of Conduct”) and other policies and procedures regarding adherence with legal requirements. The Audit Committee’s duties are set forth in the Audit Committee Charter. A copy of the Audit Committee Charter is available under the “Investor Relations-Governance-Governance Documents” section of our website at www.innovatecorp.com.
Compensation Committee
During the year ended December 31, 2024, the Compensation Committee held eight (8) meetings. The Compensation Committee currently consists of Warren H. Gfeller (Chair), Brian S. Goldstein and Amy M. Wilkinson, each of whom is independent and a “non-employee director” as defined by Rule 16b-3 under the Exchange Act.
The Compensation Committee is primarily responsible for establishing and periodically reviewing the compensation of our CEO and our other executive officers and recommending for Board approval the compensation for our non-employee directors. The Compensation Committee is also responsible for administering our equity compensation plans, which includes the authority to decide compensation matters pertaining to the Second Amended and Restated 2014 Omnibus Equity Award Plan (as amended from time to time, the “Second A&R 2014 Plan”), including the approval of equity instruments under the Second A&R 2014 Plan as well as administering and approving the Company’s annual incentive plan, if any. The CEO recommends to the Compensation Committee the compensation for our executive officers other than the CEO. The Compensation Committee is responsible for reviewing and assessing whether the Company’s compensation program encourages excessive risk and determines whether it is competitive in the marketplace. The Delaware General Corporation Law (the “DGCL”) generally permits the Compensation Committee to delegate its authority and responsibilities to subcommittees consisting of one or more members of such committee. A copy of the Compensation Committee Charter is available under the “Investor Relations-Governance-Governance Documents” section of our website at www.innovatecorp.com.

In addition, the Compensation Committee has the sole authority to hire, and to dismiss, compensation consultants.
Nominating and Governance Committee
During the year ended December 31, 2024, the Nominating and Governance Committee held two (2) meetings. The Nominating and Governance Committee currently consists of Avram A. Glazer (Chairman), Warren H. Gfeller and Brian S. Goldstein.
The Nominating and Governance Committee is responsible for (i) identifying, reviewing and evaluating candidates to serve as directors of the Company, (ii) serving as a focal point for communication between such candidates, non-committee directors and the Company’s senior management, (iii) recommending such candidates to the Board and (iv) making such other recommendations to the Board regarding the governance affairs relating to the directors of the Company (excluding director compensation, which is the responsibility of the Compensation Committee) and advising the Board with respect to Board composition, procedures and committees. The Nominating and Governance Committee’s duties are set forth in the Nominating and Governance Committee Charter. A copy of the Nominating and Governance Committee Charter is available under the “Investor Relations-Governance-Governance Documents” section of our website at www.innovatecorp.com.
Corporate Governance Guidelines
The Board has approved, following recommendation by the Nominating and Governance Committee, Corporate Governance Guidelines (the “Guidelines”), which address director qualifications and independence standards, responsibilities of the Board, access to management and independent advisors, certain Board compensation matters, procedures for review of related party transactions, Board orientation and continuing education, Board committees, succession planning, communications with stockholders and the media, and certain matters with respect to our Code of Conduct. A copy of the Guidelines is available under the “Investor Relations-Governance-Governance Documents” section of our website at www.innovatecorp.com.
Director Nomination Process
The Nominating and Governance Committee has the primary responsibility for identifying, evaluating, reviewing and recommending qualified candidates to serve on the Board. The Nominating and Governance Committee considers the following factors set forth in the Nominating and Governance Committee Charter in selecting candidates for Board service: experience, skills, expertise, diversity (“Diversity Considerations”), personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and other relevant factors deemed appropriate in the context of the needs of the Board. In evaluating Diversity Considerations, the Nominating and Governance Committee utilizes an expansive definition of diversity that includes differences of experience, education and talents, among other things. While the Nominating and Governance Committee does not have a formal diversity policy, it seeks to achieve a range of talents, skills and expertise on the Board and evaluates each nominee with regard to the extent to which he or she contributes to this overall mix.
The Nominating and Governance Committee may use multiple sources for identifying director candidates, including its own contacts and referrals from other directors and stockholders, members of management, the Company’s advisors and executive search firms. The Nominating and Governance Committee will consider director candidates recommended by stockholders, in accordance with the procedures described below, and will evaluate such director candidates in the same manner that it evaluates candidates recommended by other sources. For those potential new director candidates who appear upon first consideration to meet the Board’s selection criteria, the Nominating and Governance Committee will conduct appropriate inquiries into their background and qualifications and, depending on the result of such inquiries, arrange for in-person meetings with the potential candidates. Directors are obligated to complete orientation training concerning the Company and to comply with limitations on outside activities that directors may engage in without Board approval. During 2024, the Company did not pay any fees to any third party to identify or evaluate or assist in identifying or evaluating potential director candidates.
Stockholders may submit written recommendations of director candidates by submitting such recommendation, including the candidate’s name and contact information and a statement of the candidate’s background and qualifications, to INNOVATE Corp., 295 Madison Avenue, 12th Fl, New York, NY 10017, Attention: Corporate Secretary. Communications by email should be addressed to corpsec@innovatecorp.com and marked “Attention: Corporate Secretary” in the “Subject” field.

The Nominating and Governance Committee is responsible for reviewing and making a recommendation to the Board regarding the continued service of the Company’s directors, (i) based upon service to the Company during a director’s term, attendance, participation, quality of performance and actual or potential conflicts of interest and (ii) in the event an employee director’s employment with the Company is terminated for any reason or a non-employee director changes his or her primary job responsibility since the time such director was most recently elected to the Board. The Guidelines provide that members of the Company’s management serving on the Board who cease to serve as a member of the Company’s management shall offer his or her resignation from the Board effective on the last date of employment; while the Board need not accept such offer of resignation, in general a member of the Company’s management shall not continue to serve as a member of the Board following such cessation of employment. The Guidelines also provide that members of the Board will offer to resign from the Board upon the occurrence of certain specified sanctions, charges or admissions of fault or liability, subject to the Board’s refusal to accept such resignations in certain circumstances.
The Nominating and Governance Committee Charter and the Guidelines are intended to provide a flexible set of criteria for the effective functioning of the Company’s director nomination process. The Nominating and Governance Committee intends to review its Charter and the Guidelines at least annually and anticipates that modifications may be necessary from time to time as the Company’s needs and circumstances evolve, and as applicable legal or listing standards change. The Nominating and Governance Committee may recommend to the Board for approval amendments to the Nominating and Governance Committee Charter and Guidelines at any time.
Stockholder and Other Interested Party Communications with the Board and/or Non-Employee Directors
The Board welcomes communications from the Company’s stockholders and other interested parties and has adopted a procedure for receiving and addressing those communications. Stockholders and other interested parties may send written communications to the Board or the non-employee directors by writing to the Board or the non-employee directors at the following applicable address: Board/Non-Employee Directors, INNOVATE Corp., 295 Madison Avenue, 12th Fl, New York, NY 10017, Attention: Corporate Secretary. Communications by email should be addressed to corpsec@innovatecorp.com and marked “Attention: Corporate Secretary” in the “Subject” field. The Corporate Secretary will review and forward all communications from stockholders or other interested parties to the intended recipient.
Meeting Attendance
During the year ended December 31, 2024, our Board held eleven (11) meetings. During 2024, each of our directors attended more than 75% of the aggregate number of meetings of our Board held during the period in which he or she was a director and the committees on which he or she served during the periods they served. Directors are expected, absent schedule conflicts, to attend our Annual Meeting of Stockholders each year. All of our then-serving directors and director nominees attended the 2024 Annual Meeting of Stockholders
Code of Conduct
We have adopted a Code of Conduct applicable to all directors, officers and employees, including the CEO, senior financial officers and other persons performing similar functions. The Code of Conduct is a statement of business practices and principles of behavior that support our commitment to conducting business in accordance with the highest standards of business conduct and ethics. Our Code of Conduct covers, among other things, compliance resources, conflicts of interest, compliance with laws, rules and regulations, internal reporting of violations and accountability for adherence to the Code of Conduct. A copy of the Code of Conduct is available under the “Investor Relations-Governance-Governance Documents” section of our website at www.innovatecorp.com. Any amendment of the Code of Conduct or any waiver of its provisions for a director or executive officer must be approved by the Board or a duly authorized committee thereof. We intend to post on our website all disclosures that are required by law or the rules of the NYSE concerning any amendments to, or waivers from, any provision of the Code of Conduct.
Board Leadership Structure
The Company’s leadership structure currently consists of separate roles for Chairman of the Board and CEO of the Company. At this time, the Board believes that it is in the best interests of the Company and its stockholders to have separate roles for Chairman of the Board and CEO of the Company. This structure allows Mr. Voigt, our current Interim CEO, to concentrate his efforts on leading the Company to execute on its strategy, and enabling the Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice, expertise and active oversight of management. The Board believes that having separate positions and having an independent director serve as Chairman of the Board is the appropriate leadership structure for our Company at this time and demonstrates our commitment to good corporate governance.
The Guidelines provide that the Chairman shall be elected annually by the Board and that in the event the Chairman is not an “independent” director, the Board shall select another director to serve as “Lead Independent Director” from among the members of the Board that are determined at that time by the Board to be “independent.” The Chairman may be removed as Chairman at any time by a majority of the members of the Board.
With separate roles for Chairman of the Board and CEO of the Company, our governance structure provides a form of leadership that allows the Board to function distinct from management, capable of objective judgment regarding management’s performance and enables the Board to fulfill its duties effectively and efficiently.
The Chairman of the Board’s duties include:
•presiding over all meetings and strategy sessions of the Board;
•collaborating with the CEO and preparing the agenda for Board meetings with the Corporate Secretary and in consultation with the other members of the Board;
•ensuring information flows openly between senior management and the Board; and
•presiding over all meetings of stockholders.
The Chairman of the Board is also responsible for:
•convening and presiding over executive sessions of the independent directors;
•setting the agenda of and leading meetings of the independent directors;
•briefing the CEO regarding issues arising during executive sessions, as necessary;
•consultations with the independent directors and the committee chairpersons; and
•facilitating Board communication among the independent directors outside of Board meetings.
Board Role in Risk Oversight

The Board supervises and has control over the Company’s governance and compliance processes and procedures. As part of this role, the Board has overall responsibility for risk supervision, with a focus on material risks facing the Company. The Board primarily discharges its risk supervision responsibilities through its Audit Committee and Compensation Committee functions, each of which reports its activities to the Board. The risk supervision responsibilities of the Board’s committees include the following:

•Audit Committee. The Audit Committee is responsible for the supervision of risk policies and processes relating to the Company’s financial statements and financial reporting processes. This Committee reviews the Company’s risk management procedures and policies and discusses with management the Company’s material operating and financial risk exposures and the manner in which such exposures are managed. The Audit Committee also discusses these potential risks with the Company’s outside independent registered public accounting firm responsible for auditing the Company’s books, records and financial statements. The Audit Committee also oversees risks relating to cybersecurity. Any cybersecurity incident determined to be material is discussed by management with the Audit Committee and communicated to the Company’s outside independent registered public accounting firm responsible for auditing the Company’s books, records and financial statements and the Company’s third party virtual environment service provider, when relevant.

•Compensation Committee. The Compensation Committee is responsible for evaluating potential compensation-related risks and supervising management’s assessment of risks related to employee compensation policies and programs.

The Company’s CEO and other members of the Company’s senior management team primarily design, implement, execute and monitor INNOVATE’s risk management policies and procedures. The Audit Committee meets with our senior management team periodically to review INNOVATE’s risk management practices. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.
Director Education
The Board believes that the stockholders of the Company are best served by a board of directors comprised of individuals who are well versed in modern principles of corporate governance and other subjects relevant to board service. All members of the Board are encouraged to attend any director education programs they deem appropriate to stay informed about developments in corporate governance and the industries in which the Company participates. The Company reimburses directors for the reasonable costs of attending director education programs.
Insider Trading, Anti-Pledging and Anti-Hedging Policies
We have adopted an insider trading policy and procedures governing the purchase, sale, and other transactions in our Company’s securities by the Company’s directors, officers, and employees, and other covered persons that we believe are reasonably designed to promote compliance with insider trading laws, rules, and regulations and NYSE listing standards.
Our insider trading policy prohibits pledging, subject to certain exceptions as set forth therein. Under the policy, directors and employees of the Company or its subsidiaries and controlled affiliates and family members living in their households (“Covered Persons”) are not permitted to pledge securities of the Company (“Company Securities”) to secure loans, nor are they permitted to purchase Company Securities on margin (other than in a cashless exercise of stock options). An exception to this prohibition may be granted by the Chief Financial Officer where a Covered Person wishes to pledge Company Securities as collateral to secure loans or purchase Company Securities on margin where, among other factors, the Covered Person clearly demonstrates the financial capacity and liquidity to repay the loan without resort to the pledged securities; provided that Covered Persons may only pledge Company Securities if (i) such securities represent less than 25% of the Company Securities held by such employee (excluding any unvested equity awards); (ii) such Company Securities represent less than 5% of the outstanding capital stock of the Company; and (iii) a request for approval of the Chief Financial Officer is submitted at least two weeks prior to execution (unless the Chief Financial Officer waives or shortens such notice requirement) and approval is granted. If an individual that was not previously a Covered Person (x) holds Company Securities in a margin account or is pledging Company Securities as a collateral of a loan and (y) becomes a Covered Person, such Covered Person shall promptly request approval from the Chief Financial Officer, and such approval shall be provided if such arrangement was already in place before the individual initially became a Covered Person and, as reasonably determined by the Chief Financial Officer, the aggregate amount of such Company Securities in the margin account and/or pledged is not material.
Covered Persons are also not permitted to purchase financial instruments that are designed to hedge or offset any decrease in the market value of Company Securities or otherwise engage in any other type of transaction involving Company Securities that would have similar economic consequences.
Compensation of Directors
Annual Cash Compensation. The Company’s non-employee directors are paid cash fees on a quarterly basis in arrears, as follows: (i) $52,500 annual fee for each non-employee director; (ii) $23,625 annual fee for the Lead Independent Director or Non-Executive Chairman; (iii) $18,750 annual fee for the Chair of the Audit Committee; (iv) $12,000 annual fee for the Chair of the Compensation Committee; (v) $9,000 annual fee for the Chair of the Nominating and Governance Committee; (vi) $9,375 annual fee for each member of the Audit Committee other than the Chair; (vii) $6,000 annual fee for each member of the Compensation Committee other than the Chair; and (viii) $4,500 annual fee for each member of the Nominating and Governance Committee other than the Chair. Each of these amounts is prorated for non-employee directors who are elected or appointed during the year. In 2023, the Directors deferred payment of their third and fourth quarter compensation, which was paid in 2024.
The Company also reimburses non-employee directors for their out-of-pocket expenses incurred in connection with their service on the Board. Employees of the Company, such as our named executive officers, who also serve as directors do not receive separate compensation for service on the Board.

Annual Equity Compensation.
Unless otherwise provided by the Compensation Committee, following each annual meeting of stockholders during the term of the Second A&R 2014 Plan and for so long as equity is available to issue under such plan or a successor plan, each non-employee director is granted restricted stock awards (“RSAs”) with a grant date fair market value of $90,000. In accordance with this policy, on June 18, 2024, the Compensation Committee awarded each of Messrs. Glazer, Gfeller, Goldstein and Ms. Wilkinson shares of restricted Common Stock equal to $90,000 for the 2024-2025 year for a total of 16,101 shares1, all of which will vest 100% on the earlier of (i) June 18, 2025 and (ii) the first regular annual meeting of the Company's stockholders that occurs following the date of the grant (subject to continued service as a non-employee director through such vesting date).
Indemnification Agreements with Directors and Executive Officers
The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements require the Company to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Company.
Director Compensation
The following table provides compensation information for the year ended December 31, 2024, for each director who served during any part of 2024 and who is not a named executive officer:

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)(a)	All Other Compensation ($)		Total ($)
Avram A. Glazer	85,125	90,000	—		175,125
Warren H. Gfeller	78,375	90,000	—		168,375
Brian S. Goldstein	81,750	90,000	80,000	(b)	251,750
Amy M. Wilkinson	67,875	90,000	—		157,875
(a)    These amounts represent the aggregate grant date fair value of RSAs granted in 2024 computed in accordance with FASB ASC Topic 718 (“ASC 718”). Each non-employee director received a grant of RSAs on June 18, 2024. The grant date fair value for each award of RSAs was based on the closing price of INNOVATE Common Stock of $5.59 on June 18, 2024 (as adjusted for the Reverse Stock Slit).
(b)    This amount represents fees paid to Mr. Goldstein by DBM Global, Inc., a majority-owned subsidiary of the Company (“DBM Global”), for his service on the DBM Global Board of Directors in 2024.
EXECUTIVE OFFICERS
Executive officers are appointed by and serve at the discretion of the Board. Set forth below is information regarding our executive officers as of April 21, 2025.

Name	Age	Position
Paul K. Voigt	66	Interim Chief Executive Officer
Michael J. Sena	52	Chief Financial Officer and Corporate Secretary

Paul K. Voigt has served as Interim Chief Executive Officer at INNOVATE since July 2023 and is a director and/or officer of several of the Company’s subsidiaries. Mr. Voigt served as Senior Managing Director of Investments at INNOVATE (formerly HC2 Holdings, Inc.) from 2014 to 2018, where he helped spearhead capital raising and transaction sourcing activities. Mr. Voigt has also served as Senior Managing Director of Investments at Lancer Capital since 2019. Prior to that, Mr. Voigt served as Executive Vice President on the sales and trading desk at Jefferies from 1996 to 2013. Prior to joining Jefferies, he was Managing Director on the high yield sales desk at Prudential Securities from 1988 to 1996, following a professional baseball career from 1979 to 1987 with the Minnesota Twins, Los Angeles Dodgers and Detroit Tigers. He received a B.S. in electrical engineering from the University of Virginia in 1980 and an MBA from the University of Southern California in 1988.
1 Effective August 8, 2024, the Company effected a ten-for-one reverse stock split of the Common Stock (the “Reverse Stock Split”). The number of shares of Common Stock stated herein has been adjusted to reflect the Reverse Stock Split.

Michael J. Sena has been INNOVATE’s Chief Financial Officer since June 2015, as Corporate Secretary since September 2023, and is a director and/or officer of several of the Company’s subsidiaries. Prior to joining the Company, Mr. Sena was the Senior Vice President and Chief Accounting Officer of HRG Group Inc. (“HRG") from October 2014 to June 2015, and previously served as the Vice President and Chief Accounting Officer, from November 2012 to October 2014. Mr. Sena was also the Vice President and Chief Accounting Officer of Zap.com, a subsidiary of HRG, from November 2012 to June 2015, and served as a director of Zap.com from December 2014 until June 2015. From January 2009 until November 2012, Mr. Sena held various accounting and financial reporting positions with Reader’s Digest Association, Inc., last serving as Vice President and North American Controller. Before joining Reader’s Digest Association, Inc., Mr. Sena served as Director of Reporting and Business Processes for Barr Pharmaceuticals from July 2007 until January 2009. Prior to that, Mr. Sena held various positions with PricewaterhouseCoopers, LLP. Mr. Sena is a Certified Public Accountant and holds a B.S. in Accounting from Syracuse University.

EXECUTIVE COMPENSATION
Overview of Executive Compensation
Our compensation program for our named executive officers is designed to recognize the level of responsibility of each executive within the Company, taking into account the executive’s role and expected leadership within the Company, as well as to encourage decisions and actions that have a positive impact on our overall performance. The tables below set forth certain information regarding compensation paid or accrued for 2024 and 2023 to our principal executive officer (“PEO”) and other named executive officers.
Following the end of each fiscal year, the Compensation Committee reviews the Company’s performance and the performance of each named executive officer. Based on this review, the Compensation Committee discusses, assesses, and approves any potential base salary increases related to the current fiscal year, awards annual incentive bonuses with respect to the prior fiscal year, and authorizes equity award grants. In connection with its review process, the Compensation Committee reviews reports on executive compensation trends issued by respected publications, and compiles compensation information through proxy statements, compensation-related public disclosures, industry trade journals and other sources. Recognizing that there is no one listed company that has a diverse group of businesses and geographic reach that would be comparable to the Company, the Compensation Committee conducts its compensation analysis by reviewing the compensation practices of companies with similar lines of operating business. The Compensation Committee also considers compensation practices at various investment banking institutions and private equity funds, as it believes the skill sets of its executives overlap with those required by those institutions. The Compensation Committee does not target any particular percentile or comparative level of compensation for executive officers.
Typically, our CEO makes compensation recommendations to the Compensation Committee with respect to compensation of the named executive officers other than himself. With respect to our CEO, the Compensation Committee makes its decisions absent the input of the CEO.
We are a “smaller reporting company” as that term is defined in Rule 12b-2 promulgated under the Exchange Act and are taking advantage of our ability to provide certain less comprehensive disclosures in our SEC filings, including reduced executive compensation disclosures.
Summary Compensation Information
2024 Summary Compensation Table
The following table sets forth, for the fiscal years ended December 31, 2024 and 2023, the total compensation paid or accrued to our named executive officers as determined in accordance with SEC disclosure rules.
In the case of equity awards granted to our named executive officers, the SEC disclosure rules require that the “Summary Compensation Table” includes the aggregate accounting grant date fair value of equity awards granted during the applicable fiscal year. While these amounts represent the grant date accounting value of the awards, they do not represent amounts actually paid to the named executive officer in the applicable year or that may be paid in the future.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Paul K. Voigt Interim Chief Executive Officer(6)	2024	500,000	—	1,500,000	741,808	—	6,000	2,747,808
	2023	209,615	—	—	—	—	—	209,615

Michael J. Sena Chief Financial Officer	2024	581,900	—	220,003	—	198,333	6,000	1,006,236
	2023	581,900	—	256,668	—	440,000	56,000	1,334,568
(1)    The amounts in this column represent cash bonuses granted to our named executive officers as sign-on bonuses or minimum bonuses required to be paid pursuant to employment agreements.

(2)    These amounts represent the aggregate grant date fair value of RSAs and/or restricted stock units (“RSUs”) granted in 2024 and 2023, as applicable, computed in accordance with ASC 718. The grant date fair value for each award of RSAs or RSUs was based on the closing price of the Common Stock on the date of grant. For Mr. Voigt, the table above includes an award of 95,322 of RSUs which was calculated using an aggregate value of $1,500,000 based on the 10-day VWAP of the Common Stock on the date of the award, made pursuant to the Voigt Employment Agreement (as such term is defined in the Employment Agreements section of this Proxy Statement beginning on page 23) awarded on October 11, 2023, but that was not effective until October 29, 2024, when the Plan Amendment (as defined below) became effective, and, therefore, has a grant date fair value of $600,000. The above also includes an award on August 19, 2024, of 142,857 of RSU’s with an aggregate value of $100,000 based on the $0.70 Rights Offering price, but that was not effective until October 29, 2024, when the Plan Amendment became effective, and, therefore, has a grant date fair value of $900,000.

(3)    The amounts in this column represent the aggregate grant date fair value of stock option awards granted, if any, computed in accordance with ASC 718. The table above includes an award effective on September 15, 2023, of an option to purchase 100,000 shares of Common Stock with an exercise price of $25.00 per share (as retroactively adjusted for the Reverse Stock Split) made pursuant to the Voigt Employment Agreement but was not effective until October 29, 2024, when the Plan Amendment (as defined below) became effective. The table above also includes an award effective on September 15, 2024, of an option to purchase 100,000 shares of Common Stock with an exercise price of $4.22 made pursuant to the Voigt Employment Agreement, but was not effective until October 29, 2024, when the Plan Amendment (as defined below) became effective.

(4)    The amounts in this column represent annual cash incentive payments under our bonus plan. Amounts reported for each year are based on performance in such year, even if paid subsequent to year-end. See “Narrative Disclosure to Summary Compensation Table” below for a description of the bonus plan, which provides for the payment of amounts earned with respect to the 2024 performance period in a mix of cash and equity. See starting on page 19 for an explanation of the method by which the cash payments in this column are calculated and paid.

(5)    Unless otherwise indicated, the amounts in this column represent matching contributions made by the Company to the Company’s 401(k) plan on behalf of each of the named executive officers who participated in such plan. For 2023, this amount also includes for Mr. Sena, a $50,000 cash bonus received by Mr. Sena in connection with the closing on the sale by New Saxon 2019 Limited of its 19% equity interest in HMN International Co., Limited.

(6)    Mr. Voigt was appointed Interim Chief Executive Officer of the Company effective July 25, 2023. Pursuant to the terms of the Voigt Employment Agreement, Mr. Voigt received a base salary of $500,000 per annum. Mr. Voigt agreed to defer his 2023 salary until 2024. The 2024 Stock Awards and 2024 Option Awards line items for Mr. Voigt above include compensation related to both the 2023 service period and 2024 service period.

Narrative Disclosure to Summary Compensation Table
For fiscal year 2024, our executive compensation program for our named executive officers targeted the following core elements: (i) an annual base salary and (ii) an annual bonus based on the achievement of Company performance measures and each executive’s individual contributions to such achievement and the achievement of certain individual performance metrics, two-thirds payable in cash and one-third in equity payable over a three-year period, one-third on each of the first, second and third anniversary of the date of grant, subject to the executive’s continued employment with the Company. This total mix of payments allows us to provide compensation that directly addresses our compensation goals of talent retention, alignment of executive and stockholder interests and linking pay with performance. We also provide our named executive officers with additional benefits, including participation in a 401(k) plan. Individual performance of our named executive officers is reviewed on an annual basis during the Compensation Committee’s annual evaluation process, which is designed to ensure consistent global Company results, hold our named executive officers accountable for results and set expectations for future results. The Compensation Committee also from time to time may grant special cash bonuses, sign-on bonuses, cash retention bonuses or incentive equity awards to named executive officers to recognize particularly strong achievement or for specific recruitment or retention purposes.
2024 Executive Incentive Program
The incentive compensation program rewards our named executive officers for achieving our key business goals and objectives and is intended to further enhance the alignment between them and our stockholders.

The 2024 annual incentive program for our Chief Financial Officer (the “2024 Plan”) was tied to the achievement of corporate and individual performance goals. The Compensation Committee administers the Second A&R 2014 Plan and has broad authority to administer, construe and interpret the plans. The Second A&R 2014 Plan provides for the grant of awards of non-qualified stock options, incentive stock options, SARs, RSA, RSUs and other stock based awards, performance compensation awards (including cash bonus awards) or any of the foregoing.
We believe that this mix of equity awards and cash will further incentivize our officers to achieve our long-term objectives while preserving our cash position.
The structure and applicable performance goals of our executive incentive program will be reevaluated on an annual basis by the Compensation Committee as our business model evolves to ensure that we continue to provide incentive compensation that is subject to the achievement of our key business goals and objectives.
Based on an assessment of the pre-established performance goals under the 2024 Plan in respect of fiscal year 2024 performance, the Compensation Committee determined that Mr. Sena earned a bonus of $297,500, which bonus was paid two-thirds in cash and one-third in RSAs that are subject to vesting over a three-year period, one-third on each of the first, second and third anniversary of the date of grant subject to the Executive's continued employment with the Company.
On September 30, 2024, the Board adopted, subject to stockholder approval, an amendment to the Company's Second A&R 2014 Plan to increase the number of shares of the Common Stock available for issuance thereunder to 1,300,000 (the “Plan Amendment”). The Plan Amendment was approved by the stockholders on October 4, 2024, by written consent in lieu of a special meeting, and became effective on October 29, 2024.
On October 29, 2024, when the Plan Amendment became effective, the following awards which were previously awarded to the Company's Interim CEO pursuant to the Voigt Employment Agreement subject to stockholder approval of the Plan Amendment to increase the number of shares of Common Stock available thereunder to satisfy the settlement of the grants became effective: (i) 95,322 of RSUs, which were awarded on October 11, 2023, and vested in 2024; (ii) 100,000 option awards with a strike price of $25.00 (as retroactively adjusted for the Reverse Stock Split in 2024) and an expiration date of September 15, 2033, which were awarded on September 15, 2023, and vested in 2024; (iii) 142,857 of RSUs, which were awarded on August 19, 2024, and which will become 100% vested on August 19, 2025; and (iv) 100,000 option awards with a strike price of $4.22 and an expiration date of September 15, 2034, which were awarded on September 15, 2024, which will become 100% vested on September 15, 2025.

The Voigt Employment Agreement also provides that the Company shall grant to Mr. Voigt each September 15 during the term of the Voigt Employment Agreement, an option under the Second A&R 2014 Plan to purchase 100,000 shares of Common Stock, with an exercise price to be determined by the Compensation Committee, which will be 100% vested on the first anniversary of the grant date.

The table below shows the amounts awarded to each named executive officer under the bonus plan in respect of fiscal year 2024 performance:

Title	Cash ($)	Equity ($)	Total Bonus ($)
Interim Chief Executive Officer	$—	$1,374,999	$1,374,999
Chief Financial Officer	198,333	99,167	297,500
Total NEO	$198,333	$1,474,166	$1,672,499
The equity awards for the Interim CEO were granted in accordance with the Interim CEO’s employment agreement based on his performance and date of hire. As such, the grants of RSUs in July 2024 and stock options in September 2024 were for the previous twelve months.
Cash amounts payable pursuant to the bonus plan are included in the column titled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for fiscal year 2024 (although no amounts are actually payable until after the end of fiscal year 2024). However, in the case of equity awards, the SEC disclosure rules require that the Summary Compensation Table and the Grants of Plan-Based Awards table include for each fiscal year the aggregate fair value, as of the grant date, of equity awards granted only during the applicable fiscal year. The equity awards that were earned by our CFO pursuant to the bonus plan in respect of fiscal year 2024 performance were granted following the end of fiscal year 2024. As these equity awards were made after the end of fiscal year 2024, they are not included in the Summary Compensation Table and Grants of Plan-Based Awards Table in this Proxy Statement, but in accordance with SEC rules will be included in next year’s table for our named executive officers in fiscal year 2025.
Equity Award Timing Policies and Practices

We do not grant option awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information based on option award grant dates or for the purpose of affecting the value of executive compensation. In addition, we do not take material nonpublic information into account when determining the timing and terms of such awards. Although we do not have a formal policy with respect to the timing of option award grants, pursuant to his employment agreement we are obligated to grant to our Interim Chief Executive Officer, Mr. Paul Voigt, on each September 15 during the term of his employment, an option to purchase 100,000 shares of Common Stock with an exercise price to be determined by the Compensation Committee.
Pay Versus Performance

The following tables and related disclosures provide information for the years indicated about (i) the “total compensation” of our Principal Executive Officer (“PEO”), and our other named executive officers (the “Non-PEO NEOs”), (ii) the “compensation actually paid” to our PEO and Non-PEO NEOs, as calculated pursuant to the SEC’s pay-versus-performance rules, (iii) certain financial performance measures, and (iv) the relationship of the “compensation actually paid” to those financial performance measures.
This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended, and does not necessarily reflect value actually realized by the executives or how our compensation committee evaluates decisions in light of company or individual performance.
Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(1)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(2)(3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)(4)	Net Income (Loss) ($)(millions)
2024	2,747,808	2,439,038	1,006,236	859,435	13.35	(39.7)
2023	918,922	975,500	1,634,013	1,491,858	33.24	(38.9)
2022	1,330,000	1,060,155	1,329,484	1,012,492	50.54	(42.0)
(1) For 2024, the PEO was Paul K. Voigt; for 2023, the PEO was Wayne Barr, Jr., who served from January 1, 2023, through July 22, 2023, and Paul K. Voigt, who served from July 25, 2023, through year-end; and for 2022 the PEO was Wayne Barr, Jr. The 2023 amounts reflected include $709,307 for Mr. Barr and $209,615 for Mr. Voigt. Mr. Voigt’s 2023 compensation, which was deferred during 2023 and was paid out in 2024.

(2) The Non-PEO NEO for whom the average compensation is presented in this table for 2024 is Michael J. Sena; for 2023 are Michael J. Sena and Suzi R. Herbst; and for 2022 are Joseph A. Ferraro, Michael J. Sena and Suzi R. Herbst.

(3) The following tables set forth the adjustments made during each year presented in the Pay Versus Performance Table to arrive at “compensation actually paid” to our PEO and Non-PEO NEOs during the years in question:

Adjustments to Determine Compensation “Actually Paid” for PEO	2024	2023	2022
Deduction for Amounts Reported under the “Stock Awards” Column in the SCT	$(1,500,000)	$(260,000)	$(260,000)
Deduction for Amounts Reported under the “Option Awards” Columns in the SCT	(741,808)	—	—
Increase for Fair Value of Awards Granted during year that Remain Unvested as of Year end	1,068,623	—	135,811
Increase for Fair Value of Awards Granted during year that Vested during year	864,415	154,402	—
Increase/deduction for Change in Fair Value from Prior Year-end to current Year-end of Awards Granted Prior to year that were Outstanding and Unvested as of Year-end	—	—	(122,001)
Increase/deduction for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year	—	162,175	(23,655)
Deduction of Fair Value of Awards Granted Prior to year that were Forfeited during year	—	—	—
Increase based upon Incremental Fair Value of Awards Modified during year	—	—	—
Increase based on Dividends or Other Earnings Paid during year prior to Vesting Date of Award	—	—	—
Total Adjustments	$(308,770)	$56,577	$(269,845)

Adjustments to Determine Compensation “Actually Paid” for Non-PEO NEOs	2024	2023	2022
Deduction for Amounts Reported under the “Stock Awards” Column in the SCT	$(220,003)	$(253,334)	$(245,625)
Deduction for Amounts Reported under the “Option Awards” Columns in the SCT	—	—	—
Increase for Fair Value of Awards Granted during year that Remain Unvested as of Year end	176,862	53,874	88,218
Increase for Fair Value of Awards Granted during year that Vest during year	—	50,341	16,076
Increase/deduction for Change in Fair Value from Prior Year-end to current Year-end of Awards Granted Prior to year that were Outstanding and Unvested as of Year-end	(60,573)	(22,762)	(52,867)
Increase/deduction for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year	(43,087)	52,687	(122,795)
Deduction of Fair Value of Awards Granted Prior to year that were Forfeited during year	—	—	—
Increase based upon Incremental Fair Value of Awards Modified during year	—	(22,961)	—
Increase based on Dividends or Other Earnings Paid during year prior to Vesting Date of Award	—	—	—
Total Adjustments	$(146,801)	$(142,155)	$(316,992)

(4) Total Shareholder Return illustrates the value, as of the last day of the indicated fiscal year, of an investment of $100 in our Common Stock on December 31, 2021.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEO, and the Company’s TSR (as adjusted for the Reverse Stock Split in 2024) over the fiscal three year period from 2022 through 2024.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Loss
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEO, and the company’s Net Loss over the fiscal two year period from 2022 through 2024.

Employment Agreements
Employment Agreement with Paul K. Voigt
On October 6, 2023, the Company entered into an employment agreement with Mr. Voigt to serve as the Company’s Interim Chief Executive Officer (the “Voigt Employment Agreement”). The Voigt Employment Agreement provides that Mr. Voigt will be employed by the Company “at will,” subject to the advance notice provisions contained therein with respect to termination of employment. Pursuant to the Voigt Employment Agreement, Mr. Voigt receives an annual base salary, is eligible to receive an annual discretionary bonus as determined by the Compensation Committee and is entitled to participate in the benefit plans and programs of the Company at a level commensurate with his position, to receive ongoing equity grants at the same time as equity awards are granted to other senior executives, and to be reimbursed for reasonable and properly documented business expenses. Pursuant to the Voigt Employment Agreement, the Company granted to Mr. Voigt (i) on October 11, 2023, but not effective until October 29, 2024, when the Plan Amendment became effective, a restricted stock award under the Second A&R 2014 Plan of shares of Common Stock with an aggregate value of $1,500,000 based on the 10-day VWAP of the Common Stock on the date of the award, and with a grant date fair value of $600,000, which were 100% vested on October 29, 2024; (ii) on September 15, 2023, but not effective until October 29, 2024, when the Plan Amendment became effective, an option under the Second A&R 2014 Plan to purchase 100,000 shares of Common Stock at an exercise price of $25.00 per share (as retroactively adjusted for the Reverse Stock Split), which were100% vested on October 29, 2024; (iii) on August 19, 2024, the first anniversary of Mr. Voigt’s employment with the Company, but not effective until October 29, 2024, when the Plan Amendment became effective, a restricted stock unit award under the Second A&R 2014 Plan of 142,857 shares of Common Stock with an aggregate value of $100,000 based on the $0.70 Rights Offering price, which will become 100% vested on August 19, 2025; and (iv) on September 15, 2024, an option under the Second A&R Plan to purchase 100,000 shares of Common Stock at an exercise price of $4.22 per share, which will become 100% vested on September 15, 2025. These awards were granted subject to stockholder approval of the Plan Amendment to increase the number of shares of Common Stock available under the Second A&R 2014 Plan to satisfy the settlement of the grants, and stockholder approval of the Plan Amendment was obtained on October 29, 2024.
The Voigt Employment Agreement also provides that the Company shall grant to Mr. Voigt each September 15 during the term of the Voigt Employment Agreement, an option under the Second A&R 2014 Plan to purchase 100,000 shares of Common Stock, with an exercise price to be determined by the Compensation Committee, which will be 100% vested on the first anniversary of the grant date.

In the event of Mr. Voigt’s termination of employment with the Company, he will generally be entitled to payment of accrued but unpaid base salary, if any, any unpaid paid time off, any unreimbursed business expenses, any earned but unpaid discretionary cash bonus for the fiscal year prior to the year of termination and benefits under applicable benefit plans, programs or arrangements of the Company in effect at the time of termination.
Pursuant to the Voigt Employment Agreement, Mr. Voigt is subject to (i) non-compete restrictive covenants during the term of his employment and for so long as Mr. Voigt receives severance pursuant to the Company’s Severance Guidelines, and (ii) non-solicit restrictive covenants during the term of his employment and for eighteen months following Mr. Voigt’s separation from the Company. Mr. Voigt is also subject to continuing restrictive covenants prohibiting disclosure of confidential information and with respect to intellectual property of the Company.
Employment Agreement with Michael J. Sena
On May 20, 2015, the Company entered into an employment agreement with Michael J. Sena to serve as the Company’s Chief Financial Officer (the “Sena Employment Agreement”). The Sena Employment Agreement provides that Mr. Sena will be employed by the Company “at will,” subject to the advance notice provisions contained therein with respect to termination of employment. Pursuant to the Sena Employment Agreement, Mr. Sena receives an annual base salary, is eligible to receive an annual bonus at the discretion of the Compensation Committee, and is entitled to participate in the benefit plans and programs of the Company at a level commensurate with his position, to receive ongoing equity grants at the same time as equity awards are granted to other senior executives, and to be reimbursed for reasonable and properly documented business expenses.
In the event of Mr. Sena’s termination of employment with the Company, he will generally be entitled to payment of accrued but unpaid base salary, if any, any unpaid paid time off, any unreimbursed business expenses, any earned but unpaid discretionary cash bonus for the fiscal year prior to the year of termination and benefits under applicable benefit plans, programs or arrangements of the Company in effect at the time of termination; provided, however, that in the event Mr. Sena is terminated for Cause or terminates his employment without Good Reason (as such terms are defined in the Sena Employment Agreement), Mr. Sena will not be entitled to any earned but unpaid discretionary cash bonus. The Sena Employment Agreement further provides that upon a termination of Mr. Sena’s employment by the Company without Cause or by Mr. Sena for Good Reason, then Mr. Sena will be entitled to receive the severance payments and benefits in accordance with, and subject to the terms of, the Company’s severance guidelines in effect as of the termination date. See “Potential Payments to Named Executive Officers Upon Termination or Change in Control – Severance Guidelines” below for additional information on the Company’s severance guidelines.

Pursuant to the Sena Employment Agreement, Mr. Sena is subject to (i) non-compete restrictive covenants during the term of his employment and for so long as Mr. Sena receives severance pursuant to the Company’s Severance Guidelines, and (ii) non-solicit restrictive covenants during the term of his employment and for eighteen months following Mr. Sena’s separation from the Company. Mr. Sena is also subject to continuing restrictive covenants prohibiting disclosure of confidential information and with respect to intellectual property of the Company.

Potential Payments to Named Executive Officers Upon Termination or Change in Control
Severance Guidelines

On October 21, 2021, the Company adopted Executive Severance Guidelines (the “Severance Guidelines”), which provide for certain payments to be made to our named executive officers in the event they experience a qualifying termination of employment. Severance benefits are an important tool in attracting and retaining key employees and provide a degree of financial security to those employees. The Severance Guidelines provide that upon termination of a named executive officer’s employment by the Company without Cause or by a named executive officer for Good Reason (as such terms are defined in the Severance Guidelines), such named executive officer is entitled to (i) an amount equal to his or her annual base salary plus a pro-rated annual bonus (based on the amount such named executive officer received in the prior year), (ii) for the year of termination, payment of twelve months of Consolidated Omnibus Budget Reconciliation Act (“COBRA”) health benefit premiums, if eligible, and (iii) twelve months of outplacement services subject to execution of a separation and release agreement. All payments are to be made in a single lump sum. In addition, the Severance Guidelines provide that a named executive officer will receive full vesting of any outstanding unvested equity awards and the exercise period for any applicable outstanding equity awards is extended to twelve months following his or her termination of employment (or the expiration date, if earlier).

Payments Upon a Change in Control

Outstanding equity awards granted under the Company’s 2014 Omnibus Equity Award Plan (the “2014 Plan”) may be accelerated by the Board upon a change in control (as defined in the 2014 Plan), such that award recipients have the ability to participate in the change in control with respect to Common Stock subject to such awards.

Outstanding equity awards granted under the Second A&R 2014 Plan and the Company’s Amended and Restated 2014 Omnibus Equity Award Plan (the “A&R 2014 Plan”), unless otherwise determined by the Compensation Committee on the date of grant or as set forth in the applicable award agreement, will not accelerate solely as a result of a change in control (as defined in the Second A&R 2014 Plan and the A&R 2014 Plan) if a “replacement award” (as defined in the Second A&R 2014 Plan and the A&R 2014 Plan) is promised to a participant in connection with the change in control. The vesting of a replacement award will only accelerate in connection with the change in control if the participant’s employment is involuntarily terminated by the Company (or a successor thereto) within two years following such change in control.
Treatment of Equity Awards of Our Named Executive Officers Upon Termination
Pursuant to the named executive officers’ employment agreements, the Second A&R 2014 Plan, the A&R 2014 Plan, the 2014 Plan and the award agreements thereunder, named executive officers are generally not entitled to receive accelerated vesting of any unvested RSAs, RSUs and stock options by reason of the named executive officer’s termination of his or her employment with the Company, except as provided below:
•Awards granted under the Second A&R 2014 Plan and the A&R 2014 Plan, unless otherwise determined by the Compensation Committee on the date of grant or as set forth in the applicable award agreement, will accelerate upon involuntary termination within two years of a Change in Control if the award is a replacement award (as such terms are defined in the A&R 2014 Plan).
•Vested options issued under any of the plans generally remain exercisable for a period of time following termination, the extent of which depends on the reason for the termination, except that in the event the grantee is terminated for Cause (as defined in the applicable plan), any vested and unexercised options would also be forfeited.
•Notwithstanding the foregoing, the updated Severance Guidelines provide that in the event of a qualifying termination, the named executive officers will receive full vesting of any outstanding unvested equity awards and the exercise period for any applicable outstanding equity awards is extended to twelve months following his or her termination of employment (or the expiration date, if earlier).

Treatment of Unvested Equity Awards of Our Named Executive Officers Upon a Change in Control or Similar Transaction
•Outstanding equity awards granted under the Second A&R 2014 Plan and the A&R 2014 Plan, unless otherwise determined by the Compensation Committee on the date of grant or as set forth in the applicable award agreement, will not accelerate solely as a result of a Change in Control (as defined in the applicable plan) if a “replacement award” (as defined in the applicable plan) is promised to a participant in connection with such change in control. The vesting of a replacement award will only accelerate in connection with a change in control if the participant’s employment is involuntarily terminated by the Company (or a successor thereto) within two years following such change in control.
•Outstanding equity awards granted under the 2014 Plan may be accelerated by the Board upon a Change in Control (as defined in the 2014 Plan), such that award recipients have the ability to participate in the change in control with respect to Common Stock subject to such awards.
Other Terms Applicable to Named Executive Officers
Pursuant to their respective employment agreements, each named executive officer is also subject to (i) non-compete restrictive covenants during the term of his or her employment and for so long as he or she receives severance pursuant to the Company’s Severance Guidelines, and (ii) non-solicit restrictive covenants during the term of his or her employment and for eighteen months following his or her separation from the Company. Each named executive officer is also subject to continuing restrictive covenants prohibiting disclosure of confidential information and with respect to intellectual property of the Company.
In addition to the compensation components discussed above, the named executive officers receive benefits consistent with those offered generally to employees, which consist of life insurance, travel accident insurance, health insurance, dental insurance, vision insurance, short-term and long-term disability and opportunities to participate in the Company’s retirement plan. Named executive officers are eligible to participate in the Company’s 401(k) plan on the same basis as other employees. The Company matches 50% of participant’s 401(k) plan contributions, up to the first 6% of such participant’s salary, with a maximum of $6,000 annually.
Pursuant to the equity agreements under the Second A&R 2014 Plan, the A&R 2014 Plan and the 2014 Plan, incentive compensation for employees is subject to recoupment or forfeiture, as applicable, in the event that, for example, the Company restates its reported financial results, makes a mistake in calculations (to the extent that either such occurrence resulted in an excess award amount being paid) or to the extent required by applicable law (including, Section 302 of the Sarbanes Oxley Act and Section 954 of the Dodd Frank Act).
Tax Considerations
Section 162(m) of the IRC generally limits the deductibility of certain compensation in excess of $1 million per year to any “covered employee.” The Tax Cuts and Jobs Act, enacted on December 22, 2017, substantially modified Section 162(m) of the IRC and, among other things. Prior to the amendment, qualified performance-based compensation was not subject to this deduction limit if certain requirements were met. Under the Tax Cuts and Jobs Act, the performance-based exception has been repealed, unless compensation qualifies for certain transition relief. In addition, beginning in 2018, the executive officers subject to Section 162(m) of the IRC (the “Covered Employees”) include any individual who served as the CEO or chief financial officer (“CFO”) at any time during the taxable year and the three other most highly compensated executive officers (other than the CEO and CFO) for the taxable year, and once an individual becomes a Covered Employee for any taxable year beginning after December 31, 2016, that individual will remain a Covered Employee for all future years, including following any termination of employment.
To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals in the best interest of the Company, the Compensation Committee will not limit its actions with respect to executive compensation to preserve deductibility under Section 162(m) of the IRC if the Compensation Committee determines that doing so is in the best interests of the Company.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information with respect to our named executive officers concerning unexercised stock option awards and unvested RSA and RSU awards as of December 31, 2024, as retroactively adjusted to reflect the 1-for-10 reverse stock split effected on August 8, 2024.

Name	Options				Stock
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Paul K. Voigt
Awarded: September 15, 2023 (2)	100,000		25.00	9/15/2033
Awarded: August 19, 2024 (3)	—	—	—	—	—	—	142,857	705,714
Awarded: September 15, 2024 (4)	—	100,000	4.22	9/15/2034	—	—	—	—
Michael J. Sena
Granted: March 10, 2017 (5)	827	—	55.00	3/10/2027	—	—	—	—
Granted: March 10, 2017 (6)	2,663	—	55.00	3/10/2027	—	—	—	—
Granted: March 16, 2018 (7)	7,088	—	54.50	3/16/2028	—	—	—	—
Granted: March 15, 2019 (8)	7,155	—	26.20	3/15/2029	—	—	—	—
Granted: March 11, 2022 (9)	—	—	—	—	2,390	11,807	—	—
Granted: March 15, 2023 (10)	—	—	—	—	5,840	28,850	—	—
Granted: March 14, 2024 (11)	—	—	—	—	35,802	176,862	—	—
(1)    Values calculated based on the closing price of Common Stock on December 31, 2024 of $4.94 per share.

(2)    Mr. Voigt was awarded 100,000 stock options on September 15, 2023, subject to stockholder approval of the Plan Amendment, which was obtained on October 29, 2024, all of which are fully vested.

(3)     Mr. Voigt was awarded 142,857 RSUs on August 19, 2024, subject to stockholder approval of the Plan Amendment, which was obtained on October 29, 2024, all of which will vest on August 19, 2025.

(4)    Mr. Voigt was awarded 100,000 stock options on September 15, 2024, subject to stockholder approval of the Plan Amendment, which was obtained on October 29, 2024, all of which will vest on September 15, 2025.

(5)    Mr. Sena was granted 827 stock options on March 10, 2017, which were fully vested on the grant date.

(6)    Mr. Sena was granted 2,663 stock options on March 10, 2017, all of which are fully vested.

(7)    Mr. Sena was granted 7,088 stock options on March 16, 2018, all of which are fully vested.

(8)    Mr. Sena was granted 7,155 stock options on March 15, 2019, all of which are fully vested.

(9)    Mr. Sena was granted 7,170 RSAs on March 11, 2022, 2,390 of which vested on March 11, 2023, 2,390 of which vested on March 11, 2024, and 2,390 of which vested on March 11, 2025.

(10)    Mr. Sena was granted 8,760 RSAs on March 15, 2023, 2,920 of which vested on March 15, 2024, 2,920 of which vested on March 15, 2025, and 2,920 of which will vest on March 15, 2026, subject to continued employment with the Company.

(11)    Mr. Sena was granted 35,802 RSAs on March 14, 2024, of which 11,934 vested on March 14, 2025, 11,934 of which will vest on March 14, 2026, and 11,934 of which will vest on March 14, 2027, subject to continued employment with the Company.

CERTAIN RELATIONSHIPS
Rights Offering and Concurrent Private Placement
On March 8, 2024, the Company commenced a $19.0 million rights offering (“Rights Offering”). Under the investment agreement the Company entered into with Lancer Capital in connection with the Rights Offering (the "Investment Agreement"), the Rights Offering was backstopped by Lancer Capital, an investment fund led by Avram A. Glazer, the Chairman of the Board and the Company’s largest stockholder. Refer to the “BUSINESS HIGHLIGHTS” section above for additional information.

Lancer Capital Debt Financing
During the year ended December 31, 2023, R2 Technologies closed on $6.6 million of additional notes from Lancer Capital, including $1.3 million of unpaid accrued interest which was capitalized into the principal balance, increasing the aggregate outstanding principal to $17.4 million as of December 31, 2023. The interest rate on the outstanding principal balance also increased to 20% per annum during 2023. The notes expired on January 31, 2024, and, effective January 31, 2024, a new 20% note with an aggregate original principal amount of $20.0 million was issued, which was comprised of all prior outstanding principal amounts and unpaid accrued interest of $2.6 million which was capitalized into the new principal balance. The $20.0 million 20% note also included an exit fee, which would be 10.5% of the principal amount being repaid as of April 30, 2024. The original maturity date of the 20% $20.0 million note was April 30, 2024, or within five business days of the date on which R2 Technologies receives an aggregate $20.0 million from the consummation of a debt or equity financing or has a change in control, as defined in the agreement, with an optional prepayment of the entire then-outstanding and unpaid principal and accrued interest upon five-days written notice to Lancer Capital. Effective May 17, 2024, the maturity date of the note was extended to December 31, 2024, and the exit fees were amended.
The exit fee, as amended, and as of December 31, 2024, was equal to 11.90% of the principal amount being repaid. Effective July 31, 2024, an additional exit fee of $1.0 million was incurred under the amendment, which increased by $1.0 million each month until the end of November 2024. As of December 31, 2024, total exit fees payable were $7.9 million.
Subsequent to year end, with an effective date of December 31, 2024, the maturity date of the note was extended to August 1, 2025. In addition, the exit fee continues to increase by 0.17% each month until maturity and an additional exit fee of $1.0 million was incurred under the amendment, which also continues to increase by $1.0 million each month until maturity. The exit fees are payable on the earliest of the maturity date, the date of the acceleration of the principal amount of the note for any reason or, if any portion of the note is prepaid at any time, the date of such prepayment of the note. A new $5.0 million default fee will be payable on August 1, 2025, in the event all obligations under the note, including principal, any accrued and unpaid interest, and exit fees, are not repaid in full prior to the August 1, 2025, maturity date.
Other

In December 2023, the Company entered into a sublease agreement for a special purpose space with PBCIC, a Florida not-for-profit corporation and related party to Avram A. Glazer, the Chairman of INNOVATE's Board of Directors and a significant stockholder, who is also on the board of directors of PBCIC. In March 2024, the Company assigned this lease to an entity controlled by Mr. Glazer. In addition, in March 2024, the Company assigned a lease for office space to an entity controlled by Mr. Glazer.

Lancer Capital held $2.0 million of principal amount of the Company's $51.8 million 7.50% 2026 Convertible Notes, as of both December 31, 2024, and December 31, 2023. As of December 31, 2024, the $2.0 million in 7.50% 2026 Convertible Notes are convertible into 47,265 shares of Common Stock. During each of the years ended December 31, 2024 and 2023, Lancer Capital earned $150,000 in interest relating to these notes.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2024.

Plan Category	Number of Securities Issued or to be Issued upon Exercise of Outstanding Options and Rights	Weighted-Average Exercise Price of Outstanding Options and Rights (1)	Number of Securities Remaining Available for Issuance under Equity Compensation Plans (excluding Securities Reflected in column (a))(2)
Equity compensation plans approved by security holders	217,733	$16.94	463,763
Equity compensation plans not approved by security holders	—	—	—
Total	217,733	$16.94

(1)    Represents the weighted-average exercise price of stock options outstanding under the Second A&R 2014 Plan, the Option to Purchase Shares of Common Stock dated May 21, 2014, by and between Philip Falcone and INNOVATE Corp., and the Company’s Management Compensation Plan (as defined below).

(2)    These amounts represent shares available for issuance under the Second A&R 2014 Plan as of December 31, 2024. Pursuant to the Second A&R 2014 Plan, no further awards may be granted under the Company’s Management Compensation Plan. However, awards that had been previously granted pursuant to the Management Compensation Plan will continue to be subject to and governed by the terms of the Management Compensation Plan.

REPORT OF THE AUDIT COMMITTEE*
The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company for fiscal year 2024 with the Company’s management, and also has discussed with BDO USA, P.C., the Company’s independent registered public accounting firm, the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 1301 regarding “Communications with Audit Committees.” The Audit Committee received both the written disclosures and the letter from BDO USA, P.C. required by the applicable requirements of the Public Company Accounting Oversight Board regarding BDO USA, P.C.’s communications with the Audit Committee concerning independence and has discussed with BDO USA, P.C. the independence of BDO USA, P.C. from the Company.
Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the audited consolidated financial statements of the Company for fiscal year 2024 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 31, 2025.
Submitted by the Audit Committee,
Brian S. Goldstein (Chair)
Warren H. Gfeller
Amy M. Wilkinson

* The material in this Report of the Audit Committee is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act, respectively, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language therein.

ADVISORY VOTE ON COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS (“SAY ON PAY VOTE”)

(PROPOSAL 2)
The Dodd-Frank Act and related rules of the SEC (including Section 14A of the Exchange Act) enables stockholders to approve, on an advisory basis, a resolution on our executive compensation, as disclosed in this Proxy Statement. We describe this item as an advisory vote on executive compensation, but it is more commonly known as a “Say on Pay Vote.” Under these same rules, we are required to give stockholders the opportunity to express their views as to how frequently we should conduct a Say on Pay Vote (commonly known as the “Say on Frequency Vote”). Our last Say on Frequency Vote was held at the 2019 Annual Meeting, at which time our stockholders expressed the view that our Say on Pay Votes should be held on an annual basis. Though the results of Say on Frequency Votes are non-binding, as a result of this Say on Frequency Vote, we have determined to conduct Say on Pay Votes every year.
In considering their vote, we urge our stockholders to review carefully our compensation policies and decisions regarding our named executive officers. We are a “smaller reporting company” and have elected to provide scaled compensation-related disclosures permitted as a “smaller reporting company.” While we do not have a “Compensation Discussion and Analysis” section in this Proxy Statement, we encourage stockholders to review the “Executive Compensation” section of this Proxy Statement, including the summary compensation table and related narrative disclosure. As described in that section, we believe that our compensation program has been appropriately designed to meet its objectives. A significant portion of the compensation provided to the named executive officers is based upon the Company’s performance and the performance of our share price, and we believe this compensation structure closely aligns the interests of our named executive officers with the interests of our stockholders.
Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by our Board. Although non-binding, our Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.
Accordingly, we are asking our stockholders to approve, on a non-binding, advisory basis, the following resolution in respect of this Proposal 2:
“RESOLVED, that the compensation paid to INNOVATE’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.”
Vote Required
The favorable vote of the holders of a majority of Common Stock and Preferred Stock, voting as a single class (with the Preferred Stock voting on an as-converted basis), present in person or by proxy at the 2025 Annual Meeting will constitute the stockholders’ approval of this proposal, on a non-binding, advisory basis. Abstentions will have the same effect as a vote AGAINST this proposal and broker non-votes will have no effect on the outcome of this proposal.

BOARD RECOMMENDATION
The Board unanimously recommends a vote, on a non-binding, advisory basis, “FOR” the non-binding approval of our executive compensation.

ADVISORY VOTE ON FREQUENCY OF HOLDING SAY ON PAY VOTES
(“SAY ON FREQUENCY VOTE”)
(PROPOSAL 3)
In accordance with the Dodd-Frank Act and the related rules of the SEC, we are requesting our stockholders recommend, on a non-binding. advisory basis, whether we should submit the compensation of our named executive officers to the stockholders on a non-binding, advisory basis (that is, a Say on Pay Vote similar to the vote in Proposal 2 above) every one, two or three years.
After considering the benefits and consequences of each option for the frequency of advisory Say on Pay Votes, our Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate approach for the Company. In formulating this recommendation, the Board considered that an annual advisory vote allows our stockholders to provide their direct input on our executive compensation most frequently. As an advisory vote, this Proposal 3 is also non-binding on the Company; however, the Compensation Committee values the opinions expressed by stockholders and will consider the frequency option that receives the highest number of stockholder votes.
Accordingly, we are asking our stockholders to approve, on a non-binding, advisory basis, the following resolution in respect of this Proposal 3:
“RESOLVED, that the Company shall submit the compensation of our named executive officers (“Say on Pay Vote”) to the stockholders every one year.”
Vote Required
The favorable vote of the holders of a majority of Common Stock and Preferred Stock, voting as a single class (with the Preferred Stock voting on an as-converted basis), present in person or by proxy at the 2025 Annual Meeting will constitute the stockholders’ approval of this proposal, on a non-binding, advisory basis. Abstentions will have the same effect as a vote AGAINST this proposal and broker non-votes will have no effect on the outcome of this proposal.

BOARD RECOMMENDATION
The Board unanimously recommends a vote, on a non-binding, advisory basis, for the option of “EVERY ONE YEAR” as the frequency for the advisory vote on executive compensation.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL 4)

The Board recommends that stockholders ratify the appointment of BDO USA, P.C. (“BDO”), independent registered public accounting firm to audit the accounts of the Company and its subsidiaries for the fiscal year ending December 31, 2025. The appointment of BDO was recommended to the Board by its Audit Committee. BDO served as independent registered public accounting firm for the Company for the fiscal year ended December 31, 2024.
Representatives of BDO will be present at the 2025 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to stockholder questions after the conclusion of the Annual Meeting.
We engaged BDO as our independent registered public accounting firm for the fiscal years ended December 31, 2024 and December 31, 2023. The decision to engage BDO for those years was approved by our Audit Committee. In considering the nature of the services provided by BDO, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with BDO and management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act, as well as the American Institute of Certified Public Accountants. The Audit Committee has selected BDO to conduct the audit of our financial statements for the fiscal year ending December 31, 2025.
Independent Registered Public Accounting Firm Fees
The following table summarizes the aggregate fees paid by us to BDO and its affiliates (in thousands):

	2024	2023
Audit Fees (1)	$2,460	$3,084
Tax Fees (2)	694	529
Total	$3,154	$3,613

(1)    Fees for audit services include audit of financial statements and audit of internal controls over financial reporting, as required by Section 404 of Sarbanes-Oxley, reviews of quarterly financial statements and other matters related to SEC filings and capital market activities. Also included are statutory audit fees paid by our subsidiaries.

(2)    Fees for tax services include compliance related fees, earnings, profit and dividends analysis, Section 382 analysis, Section 162(m) analysis, Section 266 analysis, and state and local tax studies.
Pre-Approval Policy
The services performed by BDO in 2024 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee. This policy describes the permitted audit, audit-related, tax, and other services (collectively, the “Disclosure Categories”) that the independent registered public accounting firm may perform.
On a quarterly basis, the Audit Committee reviews a description of services (the “Service List”) expected to be performed by the independent registered public accounting firm in each of the Disclosure Categories, the status of services and fees incurred year-to-date against the original Service List and pre-approval limits and the forecast of remaining services and fees for the fiscal year.
Services provided by the independent registered public accounting firm during 2024 and included in the Service List were pre-approved in accordance with the policies and procedures of the Audit Committee. Any requests for audit, audit-related, tax, and other services contemplated on the Service List must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

Vote required.
The favorable vote of the holders of a majority Common Stock and Preferred Stock, voting as a single class (with the Preferred Stock voting on an as-converted basis), present in person or by proxy at the 2025 Annual Meeting will constitute the stockholders’ approval of this proposal. Abstentions will have the same effect as a vote AGAINST this proposal and broker non-votes will have no effect on the outcome of this proposal. Your nominee will have discretionary authority to vote your shares if you do not provide instructions as to how your shares should be voted on this proposal.

BOARD RECOMMENDATION
The Board unanimously recommends a vote “FOR” the ratification of the appointment of BDO USA, P.C. as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2025.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this Proxy Statement anyone who filed a required report late during the most recent fiscal year. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2024, all of our officers, directors and greater than 10% beneficial owners have complied with Section 16(a) filing requirements on a timely basis, other than as follows:
•Paul K. Voigt inadvertently failed to include the exercise of 58,611 rights under the Company’s Rights Offering in his original filing on April 25, 2024. He subsequently filed an amended Form 4 on June 12, 2024 to disclose the exercise.
SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

As of the Record Date for the 2025 Annual Meeting, there were (i) 13,283,218 shares of Common Stock outstanding and entitled to vote, (ii) 6,125 shares of Series A-3 Preferred Stock, equal to 259,212 shares of Common Stock on an as-converted basis and (iii) 10,000 shares of Series A-4 Preferred Stock, equal to 290,672 shares of Common Stock on an as-converted basis. Therefore, as of the Record Date, there were a total of 13,833,102 shares of Common Stock (including the Preferred Stock on an as-converted basis) outstanding and entitled to vote.
Except as otherwise indicated, the following table sets forth, as of the Record Date, certain information as to the beneficial ownership of the Common Stock, Series A-3 Preferred Stock and Series A-4 Preferred Stock, including shares of Common Stock as to which a right to acquire beneficial ownership existed (for example, through the exercise of Common Stock options or warrants or conversion of the Preferred Stock), that are exercisable or convertible as of, and within 60 days from, the Record Date, within the meaning of Rule 13d-3(d)(1) under the Exchange Act by: (i) each person or group who is known to the Company to be the beneficial owner of more than five percent of any class of voting securities of the Company, (ii) each director, (iii) each named executive officer, and (iv) all directors and executive officers as a group. For purposes of this filing, beneficial ownership of securities is defined in accordance with the rules of the SEC and means generally the power to vote or exercise investment discretion with respect to securities, regardless of any economic interests therein. Unless otherwise indicated, each person had, as of the Record Date, sole voting power and sole dispositive power with respect to the Company’s shares, subject to applicable community property laws. The address of each of our directors and executive officers, other than Mr. Glazer, is c/o INNOVATE Corp., 295 Madison Avenue, 12th Fl, New York, NY 10017. Mr. Glazer’s address is c/o Woods Oviatt Gilman LLP, 1900 Bausch & Lomb Place, Rochester, NY 14604.

	Number of Shares of Common Stock Beneficially Owned (1)	Percentage of Outstanding Common Stock on a stand-alone basis (1)	Number of Shares of Outstanding Series A-3 Preferred Stock Beneficially Owned (2)	Percentage of Series A-3 Preferred Stock (2)	Number of Shares of Outstanding Series A-4 Preferred Stock Beneficially Owned (3)	Percentage of Series A-4 Preferred Stock (3)	Percentage of Outstanding Common Stock and Preferred Stock On An As-Converted Basis (1)(2)(3)
Name and Address of Beneficial Owner
Lancer Capital LLC and its affiliates (4) c/o Woods Oviatt Gilman LLP 1900 Bausch & Lomb Place Rochester, NY 14604	6,809,739	51.1%	—	—%	—	—%	49.1%
Jill Glazer (4) c/o Woods Oviatt Gilman LLP 1900 Bausch & Lomb Place Rochester, NY 14604	6,809,739	51.1%	—	—%	—	—%	49.1%
Percy Rockdale LLC and its affiliates (5) 595 Madison Avenue, 29th Floor New York, NY 10022	1,044,760	7.6%	6,125	100.0%	10,000	100.0%	7.6%
Whitefort Capital Management, LP (6) 12 East 49th Street, 40th Floor New York, NY 10017	1,029,264	7.6%	—	—%	—	—%	7.3%

Directors, Nominees, Named Executive Officers and Executive Officers and Directors as a group
Paul K. Voigt (7)	439,515	3.3%	—	—	—	—	3.2%
Michael J. Sena (8)	101,892	*	—	—	—	—	*
Avram A. Glazer (4)	6,809,739	51.1%	—	—	—	—	49.1%
Warren H. Gfeller (9)	51,339	*	—	—	—	—	*
Brian S. Goldstein (10)	32,620	*	—	—	—	—	*
Amy M. Wilkinson (11)	30,541	*	—	—	—	—	*
All executive officers and directors as a group (6 people) (12)	7,465,646	55.5%	—	—	—	—	53.3%

*    Less than 1% of the outstanding Common Stock.

(1)    Shares of Common Stock of which a person has the right to acquire beneficial ownership within 60 days from April 21, 2025, are deemed outstanding for computing the percentage ownership of such person, but are not deemed outstanding for computing the percentage ownership of any other person.

(2)    As of April 21, 2025, each outstanding share of Series A-3 Preferred Stock is convertible into approximately 42.3203 shares of Common Stock. The shares of Series A-3 Preferred Stock beneficially owned and the respective percentages of beneficial ownership of Series A-3 Preferred Stock stated in these columns reflect ownership of shares of Series A-3 Preferred Stock, and not shares of Common Stock issuable upon conversion of shares of Series A-3 Preferred Stock at this ratio.

(3)    As of April 21, 2025, each outstanding share of Series A-4 Preferred Stock is convertible into approximately 29.0672 shares of Common Stock. The shares of Series A-4 Preferred Stock beneficially owned and the respective percentages of beneficial ownership of Series A-4 Preferred Stock stated in these columns reflect ownership of shares of Series A-4 Preferred Stock, and not shares of Common Stock issuable upon conversion of shares of Series A-4 Preferred Stock at this ratio.

(4)    Includes (i) 2,211,805 shares of Common Stock owned of record by Lancer Capital (including 47,265 shares of Common Stock issuable upon conversion of $2,000,000 principal amount of the Company's 7.5% Convertible Senior Notes due 2026), (ii) 2,097,902 shares of Common Stock owned of record by the LHG Irrevocable Exempt Trust (“LHG Trust”), (iii) 2,097,902 shares of Common Stock owned of record by the KAG Irrevocable Exempt Trust (“KAG Trust”) (iv) 317,244 shares of Common Stock owned of record by the Avram Glazer Irrevocable Exempt Trust (the “Trust”), (v) and 37,621 shares of Common Stock owned of record by Mr. Glazer. Based on a Schedule 13D filed with the SEC on April 23, 2020, Amendment No. 1 to Schedule 13D filed with the SEC on May 15, 2020, Amendment No. 2 to Schedule 13D filed with the SEC on June 8, 2020, Amendment No. 3 to Schedule 13D filed with the SEC on June 17, 2020, Amendment No. 4 to Schedule 13D filed with the SEC on September 10, 2020, Amendment No. 5 to Schedule 13D filed with the SEC on November 30, 2020, by Lancer Capital and Avram A. Glazer, Amendment No. 6 to Schedule 13D filed with the SEC on December 2, 2020, by Lancer Capital and Avram A. Glazer, Amendment No. 7 to Schedule 13D (“Amendment No. 7”) filed with the SEC on March 18, 2021, by Lancer Capital, Avram A. Glazer, and the Trust, Amendment No. 8 to Schedule 13D filed with the SEC on April 27, 2021, by Lancer Capital, Avram A. Glazer and the Trust, Amendment No. 9 to Schedule 13D filed with the SEC on July 7, 2021, by Lancer Capital, Avram A. Glazer and the Trust, the Trust, Amendment No. 10 to Schedule 13D filed with the SEC on May 20, 2022, by Lancer Capital, Avram A. Glazer, and the Trust, Amendment No. 11 to Schedule 13D filed with the SEC on May 27, 2022, by Lancer Capital, Avram A. Glazer and the Trust, the Trust, and Amendment No. 12 to Schedule 13D filed with the SEC on April 1, 2024, by Lancer Capital, Avram A. Glazer and the Trust, Amendment No. 13 to Schedule 13D filed with the SEC on June 18, 2024, by Lancer Capital, Avram A. Glazer and the Trust, and Amendment No. 14 to Schedule 13D filed with the SEC on December 16, 2024, by Lancer Capital, Avram A. Glazer, Jill Glazer, the Trust, the KAG Trust and the LHG Trust. Avram A. Glazer is the sole owner of Lancer Capital, and in such capacity may be deemed to beneficially own the shares held of record by Lancer Capital, and Mr. Glazer is the Trustee of the Trust, and in such capacity may be deemed to beneficially own the shares held of record by Lancer Capital and the Trust, and Mrs. Glazer is the Trustee of both the KAG Trust and the LHG Trust, and in such capacity may be deemed to beneficially own the shares held of record by the KAG Trust and LHG Trust.

The shares of Common Stock owned by Mr. Glazer above include 16,101 RSAs that will vest and become non-forfeitable on the earlier of (i) June 18, 2025, and (ii) the date of the 2025 Annual Meeting (subject to continued service with the Company through such vesting date).

(5)    Based on a Schedule 13D filed with the SEC on January 27, 2020, Amendment No. 1 to Schedule 13D filed with the SEC on February 18, 2020, Amendment No. 2 to Schedule 13D filed with the SEC on April 6, 2020, Amendment No. 3 to Schedule 13D filed with the SEC on May 14, 2020, Amendment No. 4 to Schedule 13D filed with the SEC on November 25, 2020, Amendment No. 5 to Schedule 13D filed with the SEC on December 10, 2020, Amendment No. 6 to Schedule 13D filed with the SEC on December 16, 2020, Amendment No. 7 to Schedule 13D filed with the SEC on March 30, 2021 by Percy Rockdale LLC, Rio Royal LLC, MG Capital Management Ltd. and Michael Gorzynski, Amendment No. 8 to Schedule 13D filed with the SEC on July 2, 2021, Amendment No. 9 to Schedule 13D filed with the SEC on June 14, 2022, and Amendment No. 10 to Schedule 13D/A filed with the SEC on January 4, 2023, by Percy Rockdale LLC (“Percy Rockdale”), Rio Royal LLC (“Rio Royal”), MG Capital Management Ltd. (“MG Capital Management”, and, together with Percy Rockdale and Rio Royal, the “MG Reporting Persons”), Michael Gorzynski, Continental General Insurance Company (“CGIC”), Continental LTC, Inc. (“CLTC”), Continental Insurance Group, Ltd. (“CIG”) and Continental General Holdings LLC (“CGH” and together with CGIC, CLTC and CIG, the “Continental Reporting Persons”) and the terms of the Company’s Series A-3 and A-4 Convertible Participating Preferred Stock.

According to the filings, and adjusted for payment of the accreted value described below and certain preliminary anti-dilution adjustments made to the Series A-3 Convertible Preferred Stock and Series A-4 Convertible Preferred Stock, (i) Percy Rockdale beneficially owns 1,044,760 shares of Common Stock, (ii) Rio Royal beneficially owns 2,447 shares of Common Stock, (iii) CGIC may be deemed to beneficially own 549,884 shares of Common Stock consisting of (A) 6,125 shares of Series A-3 Convertible Preferred Stock, which are convertible, at a conversion price of $23.63 per share, into 259,212 shares of Common Stock and (B) 10,000 shares of Series A-4 Convertible Preferred Stock, which are convertible, at a conversion price of $34.40 per share, into 290,672 shares of Common Stock, and (iv) Mr. Goryznski may be deemed to beneficially own 1,052,836 shares of Common Stock, consisting of (A) the shares of Common Stock beneficially owned by Percy Rockdale, (B) the shares of Common Stock beneficially owned by Rio Royal, (C) the shares of Common Stock deemed to be beneficially owned by CGIC, and (D) 5,631 shares of Common Stock previously granted to Mr. Goryznski personally as a director of the Company that had previously vested.

According to the filings, MG Capital Management may be deemed to beneficially own the shares of Common Stock held by Rio Royal, each of CLTC, CIG and CGH may be deemed to beneficially own the shares of Common Stock beneficially owned by CGIC and Mr. Gorzynski may be deemed to beneficially own the shares of Common Stock held by each of Percy Rockdale, Rio Royal and CGIC. According to the filings, CLTC may be deemed the beneficial owner of the shares of Common Stock beneficially owned by CGIC, CIG may be deemed the beneficial owner of the shares of Common Stock beneficially owned by CGIC, CGH may be deemed the beneficial owner of the shares of Common Stock beneficially owned by CGIC and Mr. Gorzynski may be deemed the beneficial owner of the shares of Common Stock beneficially owned by CGIC. CGH, CIG, CLTC, CGIC and Mr. Gorzynski have shared voting and dispositive power over the shares of Series A-3 and Series A-4 Convertible Preferred Stock directly held by CGIC.

Subsequent to the filing of the Schedule 13D, upon the exchange of the Series A Convertible Participating Preferred Stock (the “Series A Preferred Stock”) for the Series A-3 Convertible Preferred Stock, the Company paid in cash the accreted value of the Series A Preferred Stock, resulting in a reduction of the number of shares of Common Stock into which the Series A-3 Preferred Stock is convertible by 2,364.

(6)    Based solely on a Schedule 13G filed with the SEC on January 24, 2025, by Whitefort Capital Management, LP, the reporting persons have shared voting and dispositive power with respect to, and beneficially own 1,029,264, including 743,000 shares of Common Stock owned of record by Whitefort Capital Management, LP, and 286,264 shares of Common Stock issuable upon conversion of $12,218,000 principal amount of the Company's 7.5% Convertible Senior Notes due 2026.

(7)    Includes 100,000 of vested stock options. Excludes 100,000 stock options that will vest and become non-forfeitable on September 15, 2025, and 142,857 RSUs that will vest and become non-forfeitable on August 19, 2025 (subject to continued service with the Company through such vesting dates).

(8)    Includes 17,732 vested stock options and excludes 39,733 of unvested RSAs, of which (i) 4,315 will vest and become non-forfeitable on March 13, 2026, (ii) 11,934 will vest and become non-forfeitable on March 14, 2026, (iii) 2,920 will vest and become non-forfeitable on March 15, 2026, (iv) 4,315 will vest and become non-forfeitable on March 13, 2027, (v) 11,934 will vest and become non-forfeitable on March 14, 2027, and (vi) 4,316 which will vest and become non-forfeitable on March 13, 2028 (subject to continued service with the Company through such vesting dates).

(9)    Includes 16,101 RSAs that will vest and become non-forfeitable on the earlier of (i) June 18, 2025, and (ii) the date of the 2025 Annual Meeting (subject to continued service with the Company through such vesting date).

(10)    Includes 16,101 RSAs that will vest and become non-forfeitable on the earlier of (i) June 18, 2025, and (ii) the date of the 2025 Annual Meeting (subject to continued service with the Company through such vesting date).

(11)    Includes 16,101 RSAs that will vest and become non-forfeitable on the earlier of (i) June 18, 2025, and (ii) the date of the 2025 Annual Meeting (subject to continued service with the Company through such vesting date).

(12)    Includes 117,732 vested stock options and 47,265 shares of Common Stock issuable upon conversion of $2,000,000 principal amount of the Company's 7.5% Convertible Senior Notes due 2026.

OTHER MATTERS
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for notices of Internet availability of proxy materials, proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single notice of Internet availability of proxy materials, proxy statement and annual report to those stockholders. Each stockholder will continue to receive a separate proxy card. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Company stockholders will be householding our proxy materials. A single Notice, or, if applicable, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2024 will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. We will deliver promptly upon written or oral request a separate copy of the Notice or, if applicable, the Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2024, to any stockholder at a shared address to which a single copy of any of those documents was delivered. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate notice of Internet availability of proxy materials, proxy statement or annual report, as applicable, please notify your broker or direct your request to the Corporate Secretary of the Company, INNOVATE Corp., 295 Madison Avenue, 12th Fl, New York, NY 10017 with a copy by email to corpsec@innovatecorp.com or by phone at (212) 235-2691.
Stockholders who currently receive multiple copies of the proxy materials, proxy statement or annual report, as applicable, at their address and would like to request householding of their communications should contact their broker.
Stockholder Proposals
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2026 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to the Corporate Secretary of the Company at the Company’s principal executive offices, 295 Madison Avenue, 12th Fl, New York, NY 10017, with a copy by email to corpsec@innovatecorp.com no later than December 29, 2025. In addition, all proposals will have to comply with Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. However, if the date of the 2026 Annual Meeting is changed by more than 30 days from the date of the 2025 Annual Meeting, then the deadline will be a reasonable time before we print and mail our proxy materials.
If you wish to nominate a candidate for director or submit a proposal that is not intended to be included in our proxy materials for presentation at our 2026 Annual Meeting, such proposal or nomination must satisfy the requirements set forth in the By-Laws, which includes that such proposal must be delivered or mailed in writing to, and received by, the Corporate Secretary of the Company at the Company’s principal executive offices, located at 295 Madison Avenue, 12th Floor, New York, NY 10017, with a copy by email to corpsec@innovatecorp.com, no earlier than the close of business on January 13, 2026, and no later than the close of business on February 12, 2026. In the event that the date of the 2026 Annual Meeting is more than twenty-five (25) days before or after the anniversary of the 2025 Annual Meeting, which will be held on June 12, 2025, then, to be considered timely, notice by the stockholders must be received not later than the close of business on the tenth (10th) day following the date on which public announcement of the date of such meeting is first made by the Company.
The February 12, 2026, deadline described above also applies in determining whether notice is timely for purposes of Rule 14a-4(c)(1) under the Exchange Act relating to exercise of discretionary voting authority and are separate from and in addition to the Securities and Exchange Commission's requirements that a stockholder must meet to have a proposal included in our proxy statement. In addition to satisfying the foregoing advance notice requirements under the By-Laws, to comply with the universal proxy rules (once effective) under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 13, 2026, which is 60 days prior to the anniversary date of the 2025 Annual Meeting.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the above requirements.

Copies of the Notice, the Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2024, which includes our financial statements and provides additional information about us, are available to stockholders of record and entitled to vote at the 2025 Annual Meeting and to notice thereof on the Company’s website at www.innovatecorp.com under “Investor Relations-Stock Information-Proxy Materials.” You may also obtain these materials at www.proxyvote.com and the U.S. Securities and Exchange Commission (“SEC”) website at www.sec.gov. Each person whose proxy is being solicited and who represents that, as of the record date for the 2025 Annual Meeting, he or she was a beneficial owner of shares entitled to be voted at such meeting may obtain additional printed copies of our Annual Report on Form 10-K for the year ended December 31, 2024, including our financial statements, free of charge, from us by sending a written request to INNOVATE Corp. by email to corpsec@innovatecorp.com. Exhibits will be provided upon written request.

INNOVATE CORP.
295 MADISON AVE, 12TH FLOOR
NEW YORK, NY 10017

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V69917-P32013

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**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**INNOVATE CORP.**

**The Board of Directors recommends you vote FOR all the nominees listed in Proposal 1, FOR Proposals 2 and 4 and 1 YEAR on Proposal 3.**

1. Election of Directors

| Nominees: | For | Against | Abstain |
|---|---|---|---|
| 1a. Avram A. Glazer | ☐ | ☐ | ☐ |
| 1b. Warren H. Gfeller | ☐ | ☐ | ☐ |
| 1c. Brian S. Goldstein | ☐ | ☐ | ☐ |
| 1d. Amy M. Wilkinson | ☐ | ☐ | ☐ |

| | 1 Year | 2 Years | 3 Years | Abstain |
|---|---|---|---|---|
| 3. To recommend, on a non-binding, advisory basis, whether the Say on Pay Vote should be held every one, two or three years (the "Say on Frequency Vote"). | ☐ | ☐ | ☐ | ☐ |

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

V69918-P32013

**INNOVATE CORP.**
**ANNUAL MEETING OF STOCKHOLDERS**
**JUNE 12, 2025 11:00 AM EDT**
**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS**

The stockholder(s) hereby appoint(s) Michael J. Sena and Arlene Stein, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of INNOVATE Corp. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM EDT, on June 12, 2025, virtually at www.virtualshareholdermeeting.com/VATE2025, and any continuation, adjournment or postponement thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**Continued and to be signed on reverse side**